FORM 1-A DISCLOSURE FORMAT

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

One Hundred and Sixty-Seven Series of Limited Recourse Obligations

Totaling $12,284,440

Dated: June 3, 2021

This Post-Qualification Offering Circular Amendment No. 81 (this “PQA”), made on the Form 1-A disclosure format, amends the offering circular of Groundfloor Finance Inc., dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $12,284,440 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices and mailing address are located at 600 Peachtree Street, Suite 810, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$0.00	N/A	$0.00	N/A
Total Maximum	$12,284,440	N/A	$12,284,440	N/A

(1) We estimate all expenses for this Offering to be approximately $1,000, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.

2.	Form 1-K, for Groundfloor Finance Inc., covering the periods ending December 31, 2020 and December 31, 2019.

3.	1- A POS for PQA 80 filed May 25, 2021.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
626 MOUNTAIN PL #1, ALBEMARLE, NC 28001	75,890
626 MOUNTAIN PL #2, ALBEMARLE, NC 28001	75,900
1404 WEST 13TH STREET, JACKSONVILLE, FL 32209	83,550
2523 HILAND STREET, JACKSONVILLE, FL 32204	88,500
1270 DEL REY DR, FLORISSANT, MO 63031	95,550
3190 WATER BROOK DRIVE, CONYERS, GA 30094	96,000
20529 MELROSE STREET, SOUTHFIELD, MI 48075	98,500
3158 JACKSON ST, HAPEVILLE, GA 30354	108,190
518 OTTAWA ST, LEAVENWORTH, KS 66048	113,550
3241 NORTH TULSA DRIVE, DELTONA, FL 32738	116,180
1113 FOUNTAIN ROAD, JACKSONVILLE, FL 32205	118,000
7331 EAST STREET, BAYTOWN, TX 77521	120,000
11323 TOBAGGAN TRAIL, FLORISSANT, MO 63033	122,020
3330 CLAREMONT ROAD, JACKSONVILLE, FL 32207	129,000
4409 WABASH AVENUE, FORT WORTH, TX 76133	134,000
39 JACKSON LANE, SICKLERVILLE, NJ 8081	137,400
605 THAYER DR, RICHLAND, WA 99352	139,530
1378 GUS THORNHILL JR DR #1, EAST POINT, GA 30344	148,710
1378 GUS THORNHILL JR DR #2, EAST POINT, GA 30344	148,710

3946 ALDRICH AVE N, MINNEAPOLIS, MN 55412	149,250
13 WEST BECK ST, CANAL WINCHESTER, OH 43110	153,720
3510 CHIPPENDALE TRL, GREENSBORO, NC 27406	156,740
4289 INVERNESS CT NE, ROSWELL, GA 30075	157,070
314 WEST MAIN ST, GARDNER, KS 66030	161,780
5644 MORGANFORD RD, ST. LOUIS, MO 63116	165,650
975 NORTH MAIN STREET, WATERBURY, CT 6704	165,800
439 3RD AVE #3, DECATUR, GA 30030	167,570
439 3RD AVE #2, DECATUR, GA 30030	167,580
410 UTOY CIRCLE SOUTHWEST, ATLANTA, GA 30331	167,590
1423 VESTA TERRACE #1, ATLANTA, GA 30344	176,460
1423 VESTA TERRACE #2, ATLANTA, GA 30344	176,460
2201 S TUTTLE AVE #1, SARASOTA, FL 34239	179,500
2201 S TUTTLE AVE #2, SARASOTA, FL 34239	179,570
235 ORCHARD STREET #3, BRIDGEWATER TOWNSHIP, NJ 8807	186,190
235 ORCHARD STREET #2, BRIDGEWATER TOWNSHIP, NJ 8807	187,100
878 NORTH GRAND AVE NW, ATLANTA, GA 30318	191,100
2630 JEWEL STREET, EAST POINT, GA 30344	196,350
1305 EPWORTH STREET SOUTHWEST, ATLANTA, GA 30310	196,410
31 SCREVEN ST NE #2, ATLANTA, GA 30307	197,000
31 SCREVEN ST NE #1, ATLANTA, GA 30307	197,010
443-445 N GARFIELD AVE, COLUMBUS, OH 43203	198,900
1905 WINDEMERE DRIVE NE #1, ATLANTA, GA 30324	199,320
1905 WINDEMERE DRIVE NE #2, ATLANTA, GA 30324	199,320

1905 WINDEMERE DRIVE NE #3, ATLANTA, GA 30324	199,320
1905 WINDEMERE DRIVE NE #4, ATLANTA, GA 30324	199,320
2107 ARLINGTON CIRCLE NORTHWEST, ATLANTA, GA 30318	202,320
90 FULLER RD #1, CENTERVILLE, MA 2632	208,810
90 FULLER RD #2, CENTERVILLE, MA 2632	208,810
921 WEST 32ND STREET, INDIANAPOLIS, IN 46208	209,850
2000 WILLA DR, DECATUR, GA 30032	217,050
1304 IRANISTAN AVENUE, BRIDGEPORT, CT 6605	218,500
2145 PARK TERRACE, ATLANTA, GA 30337	221,730
235 ORCHARD STREET #1, BRIDGEWATER TOWNSHIP, NJ 8807	225,000
1620 SADDLERIDGE WAY #3, ATLANTA, GA 30350	230,100
1620 SADDLERIDGE WAY #1, ATLANTA, GA 30350	230,500
1620 SADDLERIDGE WAY #2, ATLANTA, GA 30350	230,500
439 3RD AVE #1, DECATUR, GA 30030	250,000
1278 EPWORTH STREET SOUTHWEST, ATLANTA, GA 30310	250,370
566 COLDSTREAM COURT NORTHWEST #1, ATLANTA, GA 30328	254,640
566 COLDSTREAM COURT NORTHWEST #2, ATLANTA, GA 30328	254,640
3621 LUALLEN DRIVE, CARROLLTON, TX 75007	261,250
2193 PARK TERRACE, COLLEGE PARK, GA 30337	271,770
9890 WESBOURNE CT, JACKSONVILLE, FL 32221	280,000
1988 GRACE ARBOR COURT NORTHEAST #1, ATLANTA, GA 30329	288,740
1988 GRACE ARBOR COURT NORTHEAST #2, ATLANTA, GA 30329	288,750
298 ROY STREET SW, ATLANTA, GA 30310	329,850
1094 IRANISTAN AVENUE, BRIDGEPORT, CT 6604	330,000
Total	$12,284,440

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-1133.

PROJECT SUMMARIES FOR PQA NO. 81

Purpose loan Position Total oan Amount Repayment Terms 890 L - Skin-in-the-Game CD 10 $218,000 85.4% 04/15/2021 Purchase Date Project Cost View larger map The Borrower intends to use the l oan proceeds to complete a new construction.Upon completi on,the Borrower intends to sellthe property to repay the Groundfloor loan. Mountamc 't>t'.f lvb" '0 C',.t' ey Ao II-Sec60 .... t'.f Click here to view the LRO Agreement Map d'ata '®2021 Terms of Use R eport a map error PROPERTY PHOTOS - GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Neil Sutton Compl eted Projects Average Project ° II L,l _ ----'11 CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. FIRST HOMES LLCFINANCIAL DATA PROJECTS /REVENUE DATE OF FORMATION * 04/24/2020 Gross Margin% CD IPRINCIPAL FOCUS Single FamilyLoans Funded CDLoans Repaid CDPerYear CDRevenue CD 3 3 II$150K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 10.0%_Ll _15 mon_th_s_--'ll$40K Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needs to begin constructi on of this property on April15,2021by Groundfloor Finance Inc.("Groundfloor";w e "us;'or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower has begun constructi on of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. o The construction of the property may be extensive,and therefore subject to delays and other unexpected issues. o The construction willrequire permitting, and permits may not be obtained on time or may be denied. o There will be multiple l oans on this project, each representing subsequent draws. The loans will range from $75,890 to $75,900. The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • There is no existing structure on this property,or if there is,it will be demolished,and a new structure built in its place. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. o This loan represents the first draw for the construction project and is secured by an individual note. o Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such seri es of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. o The Borrower has not completed or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. o Please consult the Offering Circular for further discussi on of general risk factors. CLOSING CONOITIONS o Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION o The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. ---- --PROPERTY DESCRIPTION Address: 626 MOUNTAIN PL #1,ALBEMARLE,NC 28001 ' ct...................;.... INVEST NOW As Complete (ARV) Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$218,000 TotalProject Costs CD$176,790 $25,000 0% ----Skin-in-theFirst lien Loan Cushion CD Game CD Purchase Price$9,000 Loan To ARV69.6% Loan To Total CD CD CD VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of Valuation Report 4 location8 Borrower Experience5 Borrower Commitment CD1 GRADE FACTORS Rate loan ToARV loan AmountInvestors BORROWER First Homes LLC F_i_rs_t_L_ie_n JII75, r--'Ba-"'-lol_o_n_pa_y_m_en-t --p-r-in_c_i_p_a l_a_n_d_i_n-et_r_e_s-t-, Neil Sutton - principal. .retu rned on re payment/ due at matu rity. Cli ck here to view the LRO Agreement INVEST NOW New Construction

 PS-1133

PROJECT SUMMARY | 626 MOUNTAIN PL #2, ALBEMARLE, NC 28001

C



BORROWER

First Homes LLC
Neil Sutton - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	12 months	69.6%	$75,900	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$75,900	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$218,000
$41,210
Total Project Costs
$176,790
GROUNDFLOOR
$151,790
$25,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$9,000	Loan To ARV	69.6%
Purchase Date	04/15/2021	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$218,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Mountain Creek
Mountain Creek
Map data ©2021
Terms of Use
Report a map error

Address: 626 MOUNTAIN PL #2, ALBEMARLE, NC 28001

The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



1 FRONT ELEVATION
A3.0

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needs to begin construction of this property on April 15, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There will be multiple loans on this project, each representing subsequent draws. The loans will range from $75,890 to $75,900. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis.
- This loan represents the second draw for the construction project and is secured by an individual note.
- Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FIRST HOMES LLC

DATE OF FORMATION ★
04/24/2020

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Neil Sutton

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$150K	15 months	$40K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1404 WEST 13TH STREET, JACKSONVILLE, FL 32209

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	57.6%	$83,550	0

BORROWER

MTA Property Solutions, LLC
Marc Trimboli - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$83,550	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$145,000
$36,250
Total Project Costs
$108,750
GROUNDFLOOR
$83,550
$25,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$70,780	Loan To ARV	57.6%
Purchase Date	03/30/2021	Loan To Total Project Cost	76.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 5 10
Quality of Valuation Report 4 4
Skin-in-the-Game 4 10
Location 4 8
Borrower Experience 1 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$145,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1404 W 13th St, Jacksonville, FL 32209
W 12th St
W 11th St
W 10th St
Google
Map data ©2021
Terms of Use

Address: 1404 WEST 13TH STREET, JACKSONVILLE, FL 32209

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on March 30, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not yet completed or sold any projects. As such, the Principal's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MTA PROPERTY SOLUTIONS, LLC

DATE OF FORMATION ★
09/10/2018

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL

Marc Trimboli

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2523 HILAND STREET, JACKSONVILLE, FL 32204



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	68.1%	$88,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$88,500	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Peachy Pelicans, LLC
Gianina Romito - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$130,000
$41,500
Total Project Costs
$88,500
GROUNDFLOOR
$88,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$75,840	Loan To ARV	68.1%
Purchase Date	04/26/2021	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$130,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
MIXON TOWN
McCoy Creek Blvd
2523 Hiland St, Jacksonville, FL 32204
Lewis St
Orion St
Fleming St
Edison Ave
Google
Map data ©2021 Google Terms of Use Report a map error

Address: 2523 HILAND STREET, JACKSONVILLE, FL 32204

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 26, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PEACHY PELICANS, LLC

DATE OF FORMATION ★

05/19/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$300K	$0	5	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
2	$173K	27.0%

PRINCIPAL
Gianina Romito

FOCUS

Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$157K	8 months	$141K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1270 DEL REY DR, FLORISSANT, MO 63031

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
12%	12 months	61.4%	$95,550	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$95,550	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

1st Prestige Enterprise LLC
Sophia Morris - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$155,500
$37,200
Total Project Costs
$118,300
GROUNDFLOOR
$95,550
$22,750
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$90,000	Loan To ARV	61.4%
Purchase Date	04/29/2021	Loan To Total Project Cost	80.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$155,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1270 Del Rey Dr, Florissant, MO 63031
St. Ferdinand Catholic Church
Google
Map data ©2021 Terms of Use Report a map error

Address: 1270 DEL REY DR, FLORISSANT, MO 63031

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 29, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not yet completed or sold any projects. As such, the Principal's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

1ST PRESTIGE ENTERPRISE LLC

DATE OF FORMATION ★
03/05/2021

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL

Sophia Morris

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3190 WATER BROOK DRIVE, CONYERS, GA 30094

D



BORROWER

STALST, LLC
Stacey Stanford - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
12%	12 months	74.4%	$96,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase	First Lien	$96,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$129,000
$500
Total Project Costs
$128,500
GROUNDFLOOR
$96,000
$32,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$125,000	Loan To ARV	74.4%
Purchase Date	04/21/2021	Loan To Total Project Cost	74.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	3	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$129,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
3190 Water Brook Dr SW, Conyers, GA 30094
Good Works Christian Ministries
Google
Map data ©2021 Terms of Use Report a map error

Address: 3190 WATER BROOK DRIVE, CONYERS, GA 30094

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 21, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The borrower has had late repayments, but has repaid all loans in full, with all interest and fees due.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

STALST, LLC

DATE OF FORMATION ★
01/01/2016

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
1	$199K	49.0%

PRINCIPAL
Stacey Stanford

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
2	1	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$116K	12 months	$47.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 20529 MELROSE STREET, SOUTHFIELD, MI 48075

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	12 months	65.7%	$98,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$98,500	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Excellent Homes and Investments LLC
Hershel Dunn - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$150,000
$40,500
Total Project Costs
$109,500
GROUNDFLOOR
$98,500
$11,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$66,000	Loan To ARV	65.7%
Purchase Date	04/09/2021	Loan To Total Project Cost	89.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$150,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
20529 Melrose St, Southfield, MI 48075
Google
Map data ©2021
Terms of Use

Address: 20529 MELROSE STREET, SOUTHFIELD, MI 48075

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 9, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The borrower has had late repayments, but has repaid all loans in full, with all interest and fees due.
- The Borrower's 2020 revenue was derived from rental properties because the Borrower's primary focus in 2020 was buy and hold. The Number of Completed Projects reflects the number of rental units owned. The Gross Margin reflects the earnings after the expenses of the rental business, such as mortgage interest, property taxes, and maintenance, have been deducted from gross revenue.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

EXCELLENT HOMES AND INVESTMENTS LLC

DATE OF FORMATION ★

06/05/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$400K	$150K	0	2

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
3	$65K	88.0%

PRINCIPAL
Hershel Dunn

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	1	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$140K	6 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3158 JACKSON ST, HAPEVILLE, GA 30354

A



BORROWER

GA GROWTH 1813924 3158 Jackson St LLC
Barry Smith - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
6%	9 months	41.0%	$108,190	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$108,190	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$264,000
$62,810
Total Project Costs
$201,190
GROUNDFLOOR
$108,190
$93,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$170,000	Loan To ARV	41.0%
Purchase Date	04/27/2021	Loan To Total Project Cost	52.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	7	10
Quality of Valuation Report	4	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$264,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
3158 Jackson St,
Hapeville, GA 30354
Dogwood Dr
Google
Map data ©2021 Terms of Use Report a map error

Address: 3158 JACKSON ST, HAPEVILLE, GA 30354

The Borrower intends to use the loan proceeds to renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 27, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GA GROWTH 1813924 3158 JACKSON ST LLC

DATE OF FORMATION ★
10/26/2020

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Barry Smith

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$320K	12 months	$200K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 518 OTTAWA ST, LEAVENWORTH, KS 66048

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9.5%	9 months	59.8%	$113,550	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Refinance - Rehab	First Lien	$113,550	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Estate Capital Partners LLC
Brian Jones - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$190,000
$46,450
Total Project Costs
$143,550
GROUNDFLOOR
$113,550
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$35,000	Loan To ARV	59.8%
Purchase Date	01/15/2021	Loan To Total Project Cost	78.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$190,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
518 Ottawa St,
Leavenworth, KS 66048
Bailey's Irish Pub
Google
Map data ©2021
Terms of Use
Report a map error

Address: 518 OTTAWA ST, LEAVENWORTH, KS 66048

The Borrower intends to use the loan proceeds to renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 13, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not yet completed or sold any projects. As such, the Principal's average revenue, costs, and margins cannot be calculated.
- The Borrower is using $0 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ESTATE CAPITAL PARTNERS LLC

DATE OF FORMATION ★

12/15/2020

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue
0	$0

Gross Margin %
0.0%

PRINCIPAL
Brian Jones

FOCUS

Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
4	0

On Time Repayment
0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue
0	$0

Average Project Time	Average Total Project Costs
N/A	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3241 NORTH TULSA DRIVE, DELTONA, FL 32738

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	75.0%	$116,180	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$116,180	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

TMC Family Holdings, LLC
Alvin Young - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$155,000
$38,820
Total Project Costs
$116,180
GROUNDFLOOR
$116,180
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$77,690	Loan To ARV	75.0%
Purchase Date	04/26/2021	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	3	10
Quality of Valuation Report	4	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$155,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
3241 N Tulsa Dr, Deltona, FL 32738
Google
Map data ©2021 Terms of Use Report a map error

Address: 3241 NORTH TULSA DRIVE, DELTONA, FL 32738

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 26, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TMC FAMILY HOLDINGS, LLC

DATE OF FORMATION ★
03/14/2016

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Alvin Young

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
19	8	100.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$148K	4 months	$51.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1113 FOUNTAIN ROAD, JACKSONVILLE, FL 32205

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	65.6%	$118,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$118,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Bold Investments, LLC
Kelsey Dempsey - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$180,000
$44,250
Total Project Costs
$135,750
GROUNDFLOOR
$118,000
$17,750
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$106,710	Loan To ARV	65.6%
Purchase Date	04/02/2021	Loan To Total Project Cost	86.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 5 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$180,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1113 Fountain Rd, Jacksonville, FL 32205
Planet Fitness
ABC Fine Wine & Spirits
Google
Map data ©2021 Terms of Use

Address: 1113 FOUNTAIN ROAD, JACKSONVILLE, FL 32205

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 2, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BOLD INVESTMENTS, LLC

DATE OF FORMATION ★
06/11/2020

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Kelsey Dempsey

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
2	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$183.1K	5 months	$170.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7331 EAST STREET, BAYTOWN, TX 77521

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	60.0%	$120,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$120,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Provost Holdings and Development, LLC
Lance Provost - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$80,000
Total Project Costs
$120,000
GROUNDFLOOR
$120,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$68,600	Loan To ARV	60.0%
Purchase Date	04/14/2021	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
HARLEM
McNair
7331 East St, Baytown, TX 77521
KINGS COLONY
Google
Holy Family Catholic Church
Map data ©2021 Terms of Use Report a map error

Address: 7331 EAST STREET, BAYTOWN, TX 77521

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 14, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PROVOST HOLDINGS AND DEVELOPMENT, LLC

DATE OF FORMATION ★
04/27/2016

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
1	$259K	54.0%

PRINCIPAL
Lance Provost

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$212.3K	9 months	$209.4K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 11323 TOBAGGAN TRAIL, FLORISSANT, MO 63033



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	12 months	69.3%	$122,020	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$122,020	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Anderson & James Investments Inc

Leonard Anderson - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$176,000
$39,980
Total Project Costs
$136,020
GROUNDFLOOR
$122,020
$14,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$105,000	Loan To ARV	69.3%
Purchase Date	04/29/2021	Loan To Total Project Cost	89.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 5 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$176,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Hathaway Village
11323 Tobaggan Trail, Florissant, MO 63033
Redman Ave
Keeven School
Google
Map data ©2021 Google Terms of Use Report a map error

Address: 11323 TOBAGGAN TRAIL, FLORISSANT, MO 63033

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 29, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ANDERSON & JAMES INVESTMENTS INC

DATE OF FORMATION ★

10/07/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt
$390K	$0
Unsold Inventory	**Aged Inventory**
2	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue
1	$150K
Gross Margin %	
28.0%	

PRINCIPAL
Leonard Anderson

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
2	0
On Time Repayment	
0.0%	

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue
1	$177.5K
Average Project Time	**Average Total Project Costs**
6 months	$121K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3330 CLAREMONT ROAD, JACKSONVILLE, FL 32207

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	75.0%	$129,000	0

BORROWER

MDM House Flipping, LLC
Marlon Luis - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$129,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$172,000
$43,000
Total Project Costs
$129,000
GROUNDFLOOR
$129,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$94,760	Loan To ARV	75.0%
Purchase Date	04/19/2021	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	3	10
Quality of Valuation Report	4	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$172,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
RING PARK
3330 Claremont Rd,
Jacksonville, FL 32207
Claremont Rd
Sylvia St
Seville St W
United States
Service
Jacksonville Ice
& Sportsplex
Google
Map data ©2021
Terms of Use
Report a map error

Address: 3330 CLAREMONT ROAD, JACKSONVILLE, FL 32207

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 19, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The borrower has had late repayments, but has repaid all loans in full, with all interest and fees due.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MDM HOUSE FLIPPING, LLC

DATE OF FORMATION ★
05/21/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$175K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
4	$574.9K	35.0%

PRINCIPAL

Marlon Luis

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
8	4	75.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$162.5K	12 months	$140K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4409 WABASH AVENUE, FORT WORTH, TX 76133

C



BORROWER

DFW DEVS
Alfredo Goytia - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	6 months	74.4%	$134,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$134,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$180,000
$46,000
Total Project Costs
$134,000
GROUNDFLOOR
$134,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$89,360	Loan To ARV	74.4%
Purchase Date	03/16/2021	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	3	10
Quality of Valuation Report	4	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$180,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Poop Deck
4409 Wabash Ave, Fort Worth, TX 76133
Foster Park
Charley's Old Hamburgers
Google
Map data ©2021 Terms of Use Report a map error

Address: 4409 WABASH AVENUE, FORT WORTH, TX 76133

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on March 16, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2020 revenue was derived from rental properties because the Borrower's primary focus in 2020 was buy and hold. The Number of Completed Projects reflects the number of rental units owned. The Gross Margin reflects the earnings after the expenses of the rental business, such as mortgage interest, property taxes, and maintenance, have been deducted from gross revenue.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DFW DEVS

DATE OF FORMATION ★
12/27/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$523K	$313K	3	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
3	$22.8K	31.3%

PRINCIPAL
Alfredo Goytia

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
13	6	67.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$149K	11 months	$106K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 39 JACKSON LANE, SICKLERVILLE, NJ 08081

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
12%	12 months	72.3%	$137,400	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$137,400	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Marcell K. Gordon LLC
Marcell K Gordon - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$190,000
$37,300
Total Project Costs
$152,700
GROUNDFLOOR
$137,400
$15,300
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$123,000	Loan To ARV	72.3%
Purchase Date	04/06/2021	Loan To Total Project Cost	89.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$190,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
39 Jackson Ln, Sicklerville, NJ 08081
erlane Apartments
Google
Map data ©2021 Terms of Use

Address: 39 JACKSON LANE, SICKLERVILLE, NJ 08081

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 6, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MARCELL K. GORDON LLC

DATE OF FORMATION ★
06/30/2019

FINANCIAL DATA
Reporting date: 03/31/21

PROJECTS / REVENUE
Reporting period: 2020

Value of Properties	Total Debt	Completed Projects	Revenue
$0	$0	0	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	0.0%

PRINCIPAL
Marcell K Gordon

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$128.8K	12 months	$91.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 605 THAYER DR, RICHLAND, WA 99352

B



BORROWER

Walther IHA LLC
Jared Walther - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
7%	6 months	71.9%	$139,530	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$139,530	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$194,000
$19,470
Total Project Costs
$174,530
GROUNDFLOOR
$139,530
$35,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$155,000	Loan To ARV	71.9%
Purchase Date	04/15/2021	Loan To Total Project Cost	79.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$194,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Lee Blvd
605 Thayer Dr, Richland, WA 99352
The Folded Pizza Pie
Google
Map data ©2021 Terms of Use Report a map error

Address: 605 THAYER DR, RICHLAND, WA 99352

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 15, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

WALTHER IHA LLC

DATE OF FORMATION ★
09/24/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$265K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
1	$295K	29.0%

PRINCIPAL
Jared Walther

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
2	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$217K	6 months	$155K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

148 710 BORROWER L Kati ana Myrthil - principal Game (2) Project Cost Clevel and1•l' • E _ larr-P Ci1tneg1 Aiffl ' T Funeral Home LyttAve Click here to view the LRO Agreement Map data ®2021 Terms of Use Report amap error I . MISCELLANEOUS I Revenue <2> Total Debt (2) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Katiana Myrthil Compl eted Projects Average Project 0.0% 1 IN CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THE PREPARATIONOF ANY OF THE VALUATION SOURCESOR ANY OTHERMATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THEDATA THECOMPANYPLAYED NO ROLE BORROWER SUMMARY UNLESSNOTEDWITHA * ,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ANAIAN PROPERTIES LLC FINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 04/03/2019 Gross Margin % <2> IPRINCIPAL FOCUS Fix &Fiip Loans Funded (2)Loans Repaid (2)PerYear (2)Revenue (2) '-----11 JIIoII 1 II $405K On TimeAverage Project Average Total Repayment <2>Time (2) Project Costs (2) '-l _ 7_m_o_nt_hs___,II$350K Reportingperiod:threeyears ending 2020 11.0% $477K Reportingperiod:2020 Reportingdate:03/31/21 PROJECT SPECIFIC RISK FACTORS o The Borrower was advanced the money i t needs to begi n constructi on of this property on April28,2021by Groundfloor Finance Inc.("Groundfloor";w e "us;'or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower has begun constructi on of the property. If this offeri ng is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. o The construction of the property may be extensi ve,and therefore subject to delays and other unexpected i ssues. o The construction will require permitting, and permi ts may not be obtained on time or may be denied. o There will be multiple l oans on this project,each representing subsequent draws. The loans will be $1 48,710. The Financial Overview box represents the aggregate amount of all loans to be secured by thi s property,gi vi ng a complete financial picture of the project. o There is no exi sti ng structure on this property,or if there is,i t will be demolished, and a new structure built in i ts pl ace. o This loan represents the first draw for the construction project and is secured by an individual note. o Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sell the corresponding seri es of LROs on our platform,each of which will be due 1 2 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. o The event of default on one Groundfloor note secured by this property wi ll tri gger default on all Groundfloor notes secured by this property. All LRO hol ders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. o Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONDITIONS o Loan is conditi oned upon a clean ti tle search and valid ti tle i nsurance at the time of close. OEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capi talize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FiliNG INFORMATION o The seri es of LROs correspondi ng to this Project are offered pursuant to Post Quali fication Amendment No.81to the Offering Circular dated December 29,201 7 (each,as amended and suppl emented from time to time),including the documents i ncorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. JMe01ca1 <..emer ::.oum T Address: 1378 GUS THORNHILLJR DR #1,EAST POINT,GA 30344 OWNft Gus Thornhill'sThe Borrower intends to use the l oan proceeds to complete a new construction.Upon completi on,the Borrower i ntends to sell the property to repay the Groundfloor loan. Lyle Ave WashmgtonRd Gi INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $425,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After RepairValue (ARV) (2)$425,000 $64,080 TotaIProject Costs (2)$360,920 $63,500 0%----Skin-in-the-First Lien LoanCushion (2) Purchase Price $98,000Loan To ARV70.0% Purchase Date04/28/2021Loan To Total81.7% (2) (2} (2) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (2)10 Quality of ValuationReport4 Skin-in-the-Game (2)10 Location 8 Borrower Experience5 Borrower Commitment (2)1 GRADE FACTORS FINANCIAL OVERVIEW Rate Projected Term Loan ToARV Loan Amount Investors Purpose Loan Position TotalLoan Amount Repayment Terms F_i_rs_t_L_ie_n ,l I $ ,;.=B:..:a"-11oc..:o.:.:.n.:..p...::.:c.acy..m: :.::.._en__t -p_ -r inc_i_p_al_a_n_d_i_nte_r_e_s-t-, . . returned on repayment/ due at maturity. ANAIAN PROPERTIES LLC Click here to view the LRO Agreement INVEST NOW New Construction

 PS-1150

PROJECT SUMMARY | 1378 GUS THORNHILL JR DR #2, EAST POINT, GA 30344

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10%	12 months	70.0%	$148,710	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$148,710	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

ANAIAN PROPERTIES LLC
Katiana Myrthil - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$425,000
$64,080
Total Project Costs
$360,920
GROUNDFLOOR
$297,420
$63,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$98,000	Loan To ARV	70.0%
Purchase Date	04/28/2021	Loan To Total Project Cost	81.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$425,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Medical Center South
Cleveland Ave
Gus Thornhill's Funeral Home
Lyle Ave
Washington Rd
Irene Kidd Pkwy
Google
Map data ©2021 Terms of Use Report a map error

Address: 1378 GUS THORNHILL JR DR #2, EAST POINT, GA 30344

The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needs to begin construction of this property on April 28, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There will be multiple loans on this project, each representing subsequent draws. The loans will be $148,710. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This loan represents the second draw for the construction project and is secured by an individual note.
- Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction.
- The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ANAIAN PROPERTIES LLC

DATE OF FORMATION ★
04/03/2019

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue
3	$477K

Gross Margin %
11.0%

PRINCIPAL
Katiana Myrthil

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
1	0

On Time Repayment
0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue
1	$405K

Average Project Time	Average Total Project Costs
7 months	$350K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

c _ F_ir_s_tL_i_en_ _l. l $ , _ _ _ ------------------------------------------------------------I I 04/30/2021 79.2% Purchase Date Project Cost (!} .,... .<. Address: 3946 ALDRICH AVE N.MINNEAPOLIS.MN 55412 0 ., ··-. .. Premise Inc 9 Minneapolis,MN 55412 N .COth Av Borrower intends to sell the property to repay the Groundfloor loan. Oxygen Company -..... 9Sojourner ' Go gle 0 Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project On Time Average Project Average Total 1 l . o month_s ,II 0.0% $0 CONTAINED THEREIN IS HELPFUL.WE DO NOT USE T AS THE SOLE BASISFORA FUNDING DECISION. THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THEVALUATIONSOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA TRAVAUX PROPERTIES, LLCFINANCIAL DATAPROJECTS / REVENUE --DATE OF FORMATION * 10/14/2020 Unsold Inventory (!) Aged Inventory (!) Gross Margin% (!) PRINCIPAL Bienfait Kiziba FOCUS Single FamilyLoans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) 1'-----1------'11° I I oII $O Repayment (!) Time (!) Project Costs (!) • ending 2020 0.0% t.,g perioc:202C Re Jo Repor·.1g date:03 31/ 21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April30,2021by Groundfloor Finance Inc.("Groundfloor:·" we:· "us:·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed. Groundfloor willcontinue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation willrequire permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue,costs,and margins cannot be calculated. • The Principalhas not yet completed or sold any projects. As such, the Principal's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principalamount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time).including the documents incorporated by reference therein.You may access and review these documents on the InternalFilings Directory located on our Platform. .. View larger map <1 , 3946 N Aldrich Ave,The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Minneapolis 9 Nl9111Ave-z. Truth AcademyMapdata ©2021 Terms of use Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $230,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The following factors determine in part how the loan was graded: (in descendingorder of importance) LoanToARVScore (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW After Value (ARV) (!) $230,000 Total·ectCosts (!) $186,600 0% ----Skin-in-the First Lien LoanCushion (!) Game (!) Purchase Price (!} $145,000LoanToARV (!} 64.9% Loan To Total RateProjected TermLoanToARV Loan Amount Investors PurposeLoan Position TotalLoan Amount Repayment Terms 149 250 BORR OWER Travaux ProQerties,LLC Bienfait Kiziba-principal Click here to view the LRO Agreement INVEST NOW r---'-8-a.:....llo_o_n_p_a_y_m_e_n_t--p-ri-nc_i_p-al_a_n_d-in_t_e-re-s---.t returned on repayment I due at maturity. Purchase& Renovation

 PS-1152

------------------------------Project Cost (!) Address: 13 WEST BECK ST.CANAL WINCHESTER,OH 43110 >nal Winchester,OH 43110 ro Borrower intends to sell the property to repay the Groundfloor loan. tics Academy Go gleColumbus C A • • • t • • '' I Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project 1 - 1 _11 II 2 $106K o II CONTAINED THEREINIS HELPFUL,WE DO NOTUSE IT ASTHE SOLEBASIS FORA FUNDING DECISIOI\l. THE COMPANY PLAYEDNO ROLE IN THE PREPARATIOI'l OF ANYOF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WEBELIEVE THE DATA * 'INFORMATIONBELOW ISSUPPLIED BY THEBORROWER ANDIS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THATINFORMATIONSUPPLIED IS ACCURATE. QUEEN'S MULTI-SERVICES LLCFINANCIAL DATAPROJECTS/REVENUE R1ltc I)[I' ') DATE OF FORMATION * OV03/2018 Gross Margin % (!) PRINCPI AL Kristy Brownr FOCUS Single FamilyLoans Funded (!) Loans Repaid (!) Per Year (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) 10.0% --__6_m_on_th_s_ , l$20K , ending 2020 35.0% $383K $300K $660K /21 UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April28,2021by Groundfloor Finance Inc.("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower's 2020 revenue was derived from rental properties because the Borrower's primary focus in 2020 was buy and hold.The Number of Completed Projects reflects the number of rental units owned.The Gross Margin reflects the earnings after the expenses of the rental business.such as mortgage interest, property taxes,and maintenance,have been deducted from gross revenue. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. -,ff II View larger map mers13 W Beck St, CanalThe Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Grovfi>O<t Rd loose Rail Brew1ng us Map data ©2021 • Terms of Use Report a map error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $220,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) LoanTo ARV Score (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 10 Location8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS FINANCIAL OVERVIEW After ir Value (ARV) (!) $220,000 $179,720 0% ----Skin-in-the First Lien LoanCushion (!) Game (!) Purchase Price (!) $130,000Loan To ARV (!) 69.9% Purchase Date04/28/2021Loan To Total85.0% $153,720 RateLoanToARV Loan Amount Investors PurposeLoan PositionTotal Loan Amount Repayment Terms BORROWER c_ F_ir-st_L_ie_n _JII $153,720 QUEEN'S MULTI-SERVICES LLC Kristy Brown-principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation Balloon payment-principal and interest returned on repayment I due at maturity.

 PS-1153

Purpose Loan Position TotalLoan AmountRepayment Terms 1 6 740 Project Cost nl View larger map Greensboro,NC 27406 Borrower intends to sellthe property to repay the Groundfloor loan. l! " Map data ®2021 Terms of Use Report a map error $ )dMobile Click here to vi ew the LRO Agreement Revenue <:!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Paul McCarty Average Project Compl eted Projects CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANYOF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WH ILE WE BELIEVETHE DATA BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TRIAD SOLUTIONS SERVICES LLC FINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 12/07/2018 Gross Margin% <:!) IPRINCIPAL FOCUS Fix &Fiip Loans Funded <:!)Loans Repaid <:!)PerYear <:!)Revenue <:!> Ll4-----'11 2 II2 II$163.5K On TimeAverage ProjectAverage Total Repayment <:!) Time <:!)Project Costs <:!) 1100.0% Ll _ 6_m_o_nt_hs__....JII$119.5K Reportingperiod:three years ending 2020 28.0% $469K Reportingperiod:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWER AND ISNOT VERIFIED. BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 21,2021by Groundfloor Finance Inc.("Groundfloor;"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circul ar for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 3510 CHIPPENDALE TRL,GREENSBORO,NC 27406 y ""'"'........... , 3510 Chippendale Trail,The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon compl etion,the <(. Q <!).2 Tripl e Threat Caroli ome ParkT Go gleTom Ergish9 INVEST NOW .._.., PROPERTY DESCRIPTION As Complete (ARV) $210,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps $210,000 Total· Costs$159,240 $2,500 0% ----Skin-in-theFirst Lien LoanCushion <:!) Game <:!) Purchase Price$118,500 Loan To ARV74.6% Purchase Date04/21/2021Loan To Total98.4% <:!) <:!) <:!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score <:!) 10 Quality of ValuationReport4 Skin-in-the-Game <:!) 0 10 Location 8 Borrower Experience5 Borrower Commitment <:!) 1 GRADE FACTORS FINANCIAL OVERVIEW Rate Projected TermLoan ToARV Loan Amount Investors BORROWER Triad Solutions Services LLC F_i_rs_t_L_ie_n ,ll $ 5 ,;.=B:a..":-lloc..:o.:.:::.n.:..p..:..a::c.cy..m::.::..e_n__t -p_ -r inc_i_p_al_a_n_d_i_nte_r_e_s-t-, Paul McCarty-principal. . returned on repayment/ due at maturity. L Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1154

PROJECT SUMMARY | 4289 INVERNESS CT NE, ROSWELL, GA 30075

A



BORROWER

MG WORLDWIDE INVESTMENTS, LLC
Carlos Jesus Merino Y Ponce De Leon - principal

Rate	Projected Term	Loan To Value	Loan Amount	Investors
6%	9 months	62.2%	$157,070	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Refinance - Cash Out	First Lien	$157,070	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$435,000
$100
Total Project Costs
$434,900
GROUNDFLOOR
$157,070
$277,830
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$315,000	Loan To Value	62.2%
Purchase Date	03/10/2021	Loan To Total Project Cost	40.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	7	10
Quality of Valuation Report	4	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$435,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Happy Hungry Hip
View larger map
Kubat Arline M
4289 Inverness Ct NE, Roswell, GA 30075
do Leather
Google
Map data ©2021 Google
Terms of Use

Address: 4289 INVERNESS CT NE, ROSWELL, GA 30075

The property is being used as collateral for a loan. No substantial work is being done on the property, and the majority of the collateral is represented by the Borrower's skin-in-the-game.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needs to refinance this loan on April 8, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now been refinanced for this property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The property is being used as collateral for a loan. No substantial work is being done on the property, and the majority of the collateral is represented by the Borrower's skin-in-the-game. As a result, there will be little to no "cushion" and the Borrower will repay the Groundfloor loan by selling the property or refinancing it.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MG WORLDWIDE INVESTMENTS, LLC

DATE OF FORMATION ★
02/19/2016

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
4	$1.5M	19.0%

PRINCIPAL

Carlos Jesus Merino Y Ponce De Leon

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$311.8K	6 months	$252.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 314 WEST MAIN ST. , GARDNER , KS 66030

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11.5%	9 months	68.3%	$161,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$161,780	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Estate Capital Partners LLC
Brian Jones - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$237,000
$35,220
Total Project Costs
$201,780
GROUNDFLOOR
$161,780
$40,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$147,500	Loan To ARV	68.3%
Purchase Date	04/08/2021	Loan To Total Project Cost	79.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 1 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$237,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
314 W Main St, Gardner, KS 66030
Meadowbrook Rehabilitation Hospital
Blazers
Medical Lodges
Google
Map data ©2021
Terms of Use

Address: 314 WEST MAIN ST. , GARDNER , KS 66030

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on April 8, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not yet completed or sold any projects. As such, the Principal's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ESTATE CAPITAL PARTNERS LLC

DATE OF FORMATION ★
12/15/2020

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Brian Jones

FOCUS
Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	0	0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

Purpose Loan Position Total Loan Amount Repayment Terms $165 650 , BORROWER _ . . ------------------------------$280,000 Project Cost (!) .. ' ill View larger mapE>.r.s-, .,.,. The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the 5644 Morgan Ford Rd. ,.... T .f w. ... .... E\ Click here to view the LRO Agreement Map data ©2021 Google Terms of Use Report a map error * 'INFORMATION BELOW ISSUPPLIED BYTHE BORROWER ANDIS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATIONSUPPLIED IS ACCURATE. Value of Properties (!)TotalDebt (!) Revenue (!) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Completed ProjectsAverage Project I...._2_11 II 1 II o $177.SK CONTAINED THEREINIS HELPFv ,WE DONOT vSE IT AS THE SOLE BASIS FORA FUNDING DECISIO HE COMPANY PLAYED NO ROLE IN THE PREPARATIOI'I OF ANY OF HEVALJATIONSOvRCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THEDATA ANDERSON & JAMES INVESTMENTS FINANCIAL DATAPROJECTS / REVENUE INC DATE OF FORMATION * 10/07/2019 Unsold Inventory (!) Aged Inventory (!)Gross Margin% (!) PRINCIPAL Leonard Anderson FOCUS Fix & Flip Loans Funded (!)Loans Repaid (!) Per Year (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) IO.O"J.: I._ 6_m_on_th_s_ . l$121K drs ending 2020 28.0% $390K $150K Reporting period:2020 Reporfngdate:03 31121 UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April14,2021by Groundfloor Finance Inc.("Groundfloor;·"we;·"us·:or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualiflcation Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. PROPERTY DESCRIPTION !._bAddress: 5644 MORGANFORD RD,ST.LOUIS, MO 63116 .... <> t• St.Louis,MO 63116 Borrower intends to sell the property to repay the Groundfloor loan. b thews Cemetery The Stel ar Hog m o glee.bql INVEST NOW lQC }".-.G As Complete (ARV) A I I Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance} LoanTo ARV Score (!) 10 Quality of Valuation Report 4 Skin in·the Game (!)10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) (!) $280,000 $184,150 0% ----Skin-in-the·First Lien LoanCushion (!) Game(!) Purchase Price $120,000 LoanToARV (!}59.2% Purchase Date 04/14/2021Loan To Total 89.7% RateProjected TermLoanToARV Loan Amount Investors L F_ir_s_t L_ie_n_---'II Anderson & James Investments Inc Leonard Anderson-principal Click here to view the LRO Agreement INVEST NOW r---8'-a.l:.l._o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

 PS-1157

6 ------------------------------------------------------------Project Cost (!) Address: 975 NORTH MAIN STREET.WATERBURY,CT 06704 · .Vi w larger map .s Waterbury,CT 06704 4.... • Borrower intends to sell the property to repay the Groundfloor loan. .s;. T Activ1ty League INGAPIRCA Mama Sue's K1R.Ie 1 ' _, Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project I. 2_11 II 2 o II $250K 1 0.0% IL 6_m_on_th_s_--'ll $125K CONTAINED THEREINIS HELPFuL.WE DONOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOuRCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA * BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. PAULEMA ACQUISITION GROUP LLCFINANCIAL DATAPROJECTS/REVENUE RrtR t DATE OF FORMATION * 10/22/2019 Gross Margin% (!) PRNI CIPAL Robenson Paulema FOCUS Multifamily 2-4 Units Loans Funded (!) Loans Repaid (!) Per Year (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) Report:ng per'od:three years ending 2020 67.0% $303K $210K ) •() /21 ,INFORMATION BELOW IS SUPPLIED BY THE BORROWER ANDIS NOT VERIFIED. UNLESS NOTEDWI TH A BORROWER SUMMARY M ISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on AprilS,2021by Groundfloor Finance Inc.("Groundfloor;'"we;·"us," or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. PROPERTY DESCRIPTION t; 975 N Main St, The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the .,.. < ftWaterbury Police c.o<r"" S1 o, "" Map data 021Google Terms of UseClick here to view the LRO Agreement INVEST NOW As Complete (ARV) $290,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The following factors determine in part how the loan was graded: (in descendingorder of importance) LoanToARVScore (!) 10 Quality of Valuation Report 4 Skin-in-the-Game (!) 10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADEFACTORS FINANCIAL OVERVIEW $290,000 Total Project Costs (!) $193,800 0% ----Skin-in-the First Lien LoanCushion (!) Game (!) Purchase Price (!) $55,000LoanToARV (!} 57.2% Purchase Date04/05/2021Loan To Total 85.1% RateProjected TermLoanToARV Loan Amount Investors PurposeLoan Position Total Loan Amount Repayment Terms F_ri_st_L_i_e_n _, I $l S,SOO BORROWER '-. . Paulema AcQuisition GrouR LLC Robenson Paulema-principal Click here to view the LRO Agreement INVEST NOW r--8'--al-'--lo_o_n_p_a_y_m_e_n_t-_-p-ir-nc-i-pa_l_a_n_d_ni -t-e-re_s ,t returned on repayment I due at maturity. Purchase & Renovation

 PS-1158

1 7 570 I I Project Cost PROPERTY DESCRIPTION View larger map ' The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the "' "' McKoy 3: !i f 2! m Map d.ata ®2021 Terms of Us·-Report a map e 0 e rror Revenue (2) Total Debt ® HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Brenda Wyatt Completed Projects Average Project Ll _ ----'II II CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUATION SOURCESOR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GA GROWTH 1838503 439 3RD AVEFINANCIAL DATA PROJECTS / REVENUE LLC DATE OF FORMATION * 08/04/2020 Gross Margin% ® IPRINCIPAL FOCUS Fix &Fiip Loans Funded (2)Loans Repaid (2)PerYear (2)Revenue ® 4 02 II$388K On TimeAverage Project Average Total Repayment (2)Time (2)Project Costs (2) 10.0% _'-l _ 5_m_o_nt_h_s ,ll$270K Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 23,2021by Groundfloor Finance Inc.("Groundfloor ·"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the third draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. • There will be multiple loans on this project,each representing subsequent draws. The loans will range from $167,570 to $250,000.The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The Principal has not yet completed or sold any projects.As such,the Principal's average revenue,costs,and margins cannot be calculated. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. Universal Joint Decatur Address: 439 3RD AVE #3,DECATUR,GA 30030 • V/HtU SI "Borrower intends to sellthe property to repay the Groundfloor loan. -i 0,... zGo19leClick here to view the LRO Agreement INVE5TNOW FINANCIAL OVERVIEW After Value$950,000 TotalCosts $701,650 $116,500 0%----Skin-in-the-First li en oan Cushion (2) Game (2) Purchase Price$380,000loan ToARV 61.6% Purchase Date04/23/2021loan To Total82.7% (2) (2) (2) VALUATION REPORTS As Complete (ARV) $950,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score (2)10 Quality of ValuationReport4 Skin-in-the-Game (2)10 location8 Borrower Experience5 Borrower Commitment (2)1 Rate Projected Ter m oan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms ,__ F_i_rs_t_L_ie_n ,l I $ 6 , ,..B=:a..:.:.clo.l :.:o.=n.:.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, BORROWER _ . . returned on repayment/ due at maturity. GA GROWTH 1838503 439 ' 3RDAVE LLC Brenda Wyatt - principalClick here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1159

7 580 BORROWER L Game CD Project Cost Address: 439 3RD AVE #2,DECATUR,GA 30030 ' The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the " ' !"L' McKoy .!! 0 ,... Click here to view the LRO Agreement m Map data ®2021 Terms of Us·e-Report amap error GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Brenda Wyatt Completed Projects Average Project _ -------'11 ° II L, l CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESOR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GA GROWTH 1838503 439 3RO AVEFINANCIAL DATA PROJECTS /REVENUE LLC DATE OF FORMATION * 08/04/2020 Gross Margin% CD IPRINCIPAL FOCUS Fix &Fiip Loans Funded CDLoans Repaid CDPer Year CDRevenue CD 4 2 II $388K On Time Average Project Average Total Repayment CDTime CDProject Costs CD 10.0% Ll 5_m_o_nt_h_s ,ll$270K Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 23,2021by Groundfloor Finance Inc.("Groundfloor;·"we," "us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. • There will be multiple loans on this project, each representing subsequent draws. The loans will range from $167,570 to $250,000.The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The Borrower has not completed or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION ,,, View larger map Universal Joint Decatur .. VIHdl SI "Borrower intends to sellthe property to repay the Groundfloor loan. i fl:i •z Go -gle INVEST NOW As Complete (ARV) $950,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$950,000 TotalProject Costs CD$701,650 $116,500 0% ----Skin-in-theFirst li en Loan Cushion CD Purchase Price $380,000Loan To ARV 61.6% Purchase Date 04/23/2021 Loan To Total82.7% CD CD CD VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of Valuation Report4 Skin-in-the-Game CD 10 location8 Borrower Experience5 Borrower Commitment CD1 GRADE FACTORS Rate loan ToARV loan AmountInvestors Purpose loan Position Total oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $16 , r--'Ba-"l'l-o_o_n_pa_y_m_en--t--p-r-in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, . . returned on repayment/ due at maturity. GA GROWTH 1838503 439 3RDAVELLC Brenda Wyatt - principalClick here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1160

,__ F_ir_s_t_Li_e_n _,l I $ 6 , ;..=B:..::al-'-'1o:..:.on::.c:.p..:..a:.:..:y.:..:cm:e._n_t_p--ri_nc_i_p_al_a_n_d_i_nte_r_est--, returned on repayment/ due at maturity. _ . . BORROWER Mowbray Rowand-principal FINANCIAL OVERVIEW Project Cost PROPERTY DESCRIPTION View larger map 410 Utoy Cir SW, Greene (;lo. gle MISCELLANEOUS BORROWER SUMMARY BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. Revenue ® Total Debt (2) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Mowbray Rowand Completed Projects Average Project On Time Average Project Average Total CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESORANYOTHER MATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA THE ROWAND GROUP LLC FINANCI AL DATA PROJECTS / REVENUE DATE OF FORMATION * 10/18/2018 Gross Margin% ® IPRINCIPAL FOCUS Single FamilyLoans Funded ® Loans Repaid ® PerYear ® Revenue (2) '----14-----'11°II3 II$250K Repayment ® Time (2)Project Costs (2) 10.0% '-l6_m_o_nt_hs___,II$130K Reporting period:three years ending 2020 44.0% $985.8K Reporting period:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to begin renovation of this property on April9,2021by Groundfloor Finance Inc. ("Groundfloor," "we;·"us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower is using $53,738 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position.The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FiliNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. Address: 410 UTOYCIRCLE SOUTHWEST, ATLANTA, GA30331 Herbert The Borrower intends to use the loan proceeds to renovate the property. Upon completion,the Borrower AllanIa,GA 30331 W Iintends to sell the property to repay the Groundfloor loan. \ltoy c, .........Map data ®2021 Goog!e Terms of Use Report a map error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $260,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps $260,000 TotalCosts$206,590 $39,000 0% Skin-in-theFirst li en LoanCushion (2) Game (2) Purchase Price $102,000Loan To ARV 64.5% Purchase Date09/03/2020Loan To Total80.4% (2) {2) (2) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (2)10 Quality of Valuation Report4 Skin-in-the-Game (2) 10 location8 Borrower Experience5 Borrower Commitment (2)1 GRADE FACTORS Rate Projected Termoan ToARVloan AmountInvestors Purposeloan Position Total oan Amount Repayment Terms 1 7 590 The Rowand GrOUP-LLC Click here to view the LRO Agreement INVEST NOW Refinance Rehab

 PS-1161

Purpose Loan Position Total Loan Amount Repayment Terms BORROWER $176 460 , . . '-JC EZ Construction LLC --------------------------------------------------------------89.2% 04/09/2021 Purchase Date Project Cost (!} Cell View larger map IS ?:-triJ/4.ve c;; fll Dr • c.o. ¢ The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the c:; V•sta Ave § z0 j EAGA N P ARK Click here to view the LRO Agreement Map data ®2021 Terms of Use Total Debt (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project I._ 1 _11 II 1 o II $407.4K CONTAINED THEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THE COMPANY PLAYEDNO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BEL EVE THE DATA BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED IS ACCURATE. JC EZ CONSTRUCTION llCFINANCIAL DATAPROJECTS/ REVENUE Reportingdate:03/31/21 Reporting DATE OF FORMATION * 04/11/2016 Unsold Inventory (!)Aged Inventory (!) Gross Margin % (!) PRINCIPAL Jeffery Cufty Reporting FOCUS Fix& Fiip Loans Funded (!)Loans Repaid (!)Per Year (!)Revenue (!) On TimeAverage Project Average Total Repayment (!)Time (!)Project Costs (!) 10.0% I.__ 1_6_m_o_nt_hs_ _.ll$264.3K period:three years ending2020 0.0% period:2020 UNLESS NOTED WITH A * 'INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER SUMMARY MISCEllANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 9,2021by Groundfloor Finance Inc. ("Groundfloor;· "we;·"us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue,costs,and margins cannot be calculated. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sell the corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. • There will be multiple loans on this project,each representing subsequent draws.The loans will range from $176,000 to $177,000.The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundtloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the Offering Circular for further discussion of general risk factors. ClOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FlUNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. f:.'"Dr • "' Address: 1423 VESTA TERRACE #1, ATLANTA, GA 30344 •taAve.. &; eBorrower intends to sell the property to repay the Groundtloor loan. l!1Eubonkl Ave Mftcer Ave Go gle ... .. . INVEST NOW !: 1 YIIIJha As Complete (ARV) $517,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps VAlUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) Loan ToARVScore (!)10 Quality of Valuation Report 4 Skin-in-the-Game (!)10 Location 8 Borrower Experience5 Borrower Commitment (!) 1 GRADEFACTORS F INANCIAlOVERVIEW After Re$517,000 $393,920 0% ---Skin-in-the First Lien Loan Cushion (!) Game (!) Purchase Price (!} $178,000Loan To ARV (!} 68.3% Loan To Total RateProjected Term Loan ToARV Loan Amount Investors F_ri_s_t_u_e_n _IJI Jeffery Cufty-principal Click here to view the LRO Agreement INVEST NOW r--'-B-la.:.._lo_o_n_p_a_y_m_e_n_t-_-pr--inc-i-pa_l_a_n_d_ni -t-ere-_s ,t returned on repayment I due at maturity. Purchase& Renovation

 PS-1162

6 60 JC EZ Construction LLC --------------------------------------------------------------Project Cost Vi ew larger map •· cS f!fltra1"" .;;; 1'1)Dr esta A ve •.. SUAve .. c :r E !: "0 i Borrower intends to sell the property to repay the Groundfloor loan. .;;; ".. .. z0 Mtreet' Ave Go gle Click here to view the LRO Agreement Map data ©2021 Terms of Use Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES b Completed Projects Average Project THE COMPANY PlAYED NO ROLE IN THEPREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDEDBY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL,WEDO NOT USE IT AS THE SOLE BASIS FORA FUNDING DEC SION. BORROWER SUMMARY UNLESS NOTED WITH A *,INFORMATION BELOW IS SUPPLIEDBY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIEDIS ACCURATE. JC EZ CONSTRUCTION llCFINANCIAL DATAPROJECTS I REVENUE DATE OF FORMATION * 04/11/2016 Gross Margin % (!) PRINCIPAL Jeffery Cuffy FOCUS Fix&FiipLoans Funded (!)Loans Repaid (!) PerYear (!)Revenue (!) IL___ 1 .JIIoII 1II $407.4K On Time Average Project Average Total Repayment (!)Time (!)Project Costs (!) I0.0%IL.___16_m_o_n_th_s__JII$264.3K ,ending 2020 0.0% 121 PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April9,2021by Groundfloor Finance Inc.("Groundfloor:·"we," "us;·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such.the Borrower's average revenue, costs,and margins cannot be calculated. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capitalor credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded,we will then sell the corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner,or later, depending on the progress of construction. • There will be multiple loans on this project,each representing subsequent draws.The loans will range from $176,000 to $177,000.The FinancialOverview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property.All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principalamount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION I"':.' 11 Dr c.•ur Address: 1423 VESTA TERRACE #2,ATLANTA. GA 30344 1''9taf!1:' ..s.c"o'The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the V ..... !!!'"Eubanls Ave EAGAN PARK !" INVEST NOW As Complete (ARV) $517,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps Certified Independent Appraisal VAlUATION REPORTS The following factors determine in part how the loan was graded: (in descendingorder of importance) LoanToARVScore (!)10 Quality of Valuation Report 4 Skin-in-the-Game (!)10 Location 8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS FINANCIAOl VERVIEW After Repair Value (ARV) (!)$517,000 Total Skin-in-the First Lien Loan Cushion(!) Game(!) Purchase Price $178,000LoanToARV68.3% Purchase Date 04/09/2021Loan ToTotal 89.2% RateProjected Term LoanToARV Loan Amount Investors Purpose Loan Position Total Loan Amount Repayment Terms BORROWER L _F_ir_st_L_i_en_ J]] $1? ,4 _ . . Jeffery Cuffy - principal Click here to view the LRO Agreement INVEST NOW .--'8a.l:.l_o_o_n_p_a_y_m_e_n_t - pr-inc_i_pa-l_a_n_d-in_t_ere-s---,t returned on repayment I due at maturity. Purchase & Renovation

 PS-1163

9 500 I - Skin-in-the-Game Q) 10 Project Cost MRS T T - View larger map Total Debt Q) Revenue Q) Natalia Rodriguez Compl eted Projects Average Project ° II L..,l _ ----'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USEIT AS THE SOLE BASIS FOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUAT ION SOURCESOR ANY OTHERMATERIALS PROVIDED BY THE BORROWER. WHILE WE BEUEVETHE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ANR GROUP & TRUST LLC FINANCIAL DATAPROJECTS /REVENUE DATE OF FORMATION * 12/07/2019 Gross Margin% Q) IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Fix&Fiip Loans Funded Q)Loans Repaid Q)PerYear Q)Revenue Q) 1 1 II$125K On TimeAverage Project Average Total Repayment Q)Time Q)Project Costs Q) 10.0% '--9-m__on_th_s_ _,ll $60K Reportingperiod:three years ending 2020 30.0% $540K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 27,2021by Groundfloor Finance Inc.("Groundfloor;·"we;' "us;·or"our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • There will be multiple l oans on this project, each representing subsequent draws. The loans will range from $179,500 to $179,570.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform, each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the OfferingCircular for further discussion of general ri sk factors. CLOSING CONOITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION G. Michael Swor,m t.J\·"···, ,:.:-.·Address: 2201S TUTTLE AVE #1,SARASOTA, FL 34239 Hyde Pwk StHydt Park S! The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sellthe property to repay the Groundfloor loan. Clemau.sst Nistrl.i.s, biscusst >unnyskteSt Map data ®2021 Goog!e 1 Terms of Use Report amap errorClick here to view the LRO Agreement INVEST NOW As Complete (ARV) $510,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps FINANCIAL OVERVIEW After Value $510,000 TotalProject Costs Q)$402,070 $43,000 0%----Skin-in-the-First lien oan Cushion Q) Game Q) Purchase Price $265,000loan ToARV70.4% Purchase DateTBD loan To Total89.0% Q) Q) Q) VALUATION REPORTS GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score Q)10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment Q)1 Rate Projected Term loan ToARV loan AmountInvestors Purpose loan Position Totalloan Amount Repayment Terms ,__ F_i_rs_t_L_ie_n ,ll $17 , ,..B=:a...:.cl.l:o.:o. =.:n.:..p..:.:a.:y.:.:m.:.::.e._n_-t--p-r in_c_i_pa_la_n_d_i_nte_r_e_s-t-, BORROWER_ . . returned on repayment/ due at maturity. ANR GROUP & TRUST LLC ' Natalia Rodri guez-principal Cli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1164

 F_ir_s_t _Li_e_n _JII $17 , ,--:8a-.:l..o..l_o_n_p_a_y_m_e_n_t p ri_n_ci_p_al_a_n_d_i_nte_r_est--, BORROWER . . returned on repayment!due at maturity. FINANCIAL OVERVIEW - Skin-in-the-Game (!) 10 Project Cost PROPERTY DESCRIPTION View larger map MRS T MISCELLANEOUS BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. Revenue (!) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Natalia Rodriguez Compl eted ProjectsAverage Project II II ° 1------'11 1 Ll $125K --'II 1 0.0% $60K IN CONTAINEDTHEREIN IS HELPFULWE DONOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THE PREPARATIONOF ANYOF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA THECOMPANYPLAYED NO ROLE ANR GROUP & TRUST LLCFINANCIAL DATA PROJECTS I REVENUE DATE OF FORMATION * 12/07/2019 Gross Margin% (!) IPRINCIPAL FOCUS Fix & Fiip Loans Funded (!) Loans Repaid (!)PerYear (!)Revenue (!) On TimeAverage Project Average Total Repayment (!)Time (!) Project Costs (!) Ll _ 9_m_o_nt_hs_ Reportingperiod:three years ending 2020 30.0% $540K Reportingperiod:2020 Reportingdate:03/31/21 PROJECT SPECIFIC RISK FACTORS o The Borrower was advanced the money it needed to purchase this property on April 27,2021by Groundfloor Finance Inc.("Groundfloor ·"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. o The renovati on will require permitting,and permits may not be obtained on time or may be denied. o There will be multiple l oans on this project,each representing subsequent draws. The loans will range from $179,500 to $179,570.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. o This loan represents the second draw for the construction project and is secured by an individual note. o Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform, each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. o The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investingin LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. o Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONDITIONS o Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION o The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. G. Michael Swor,lEIAddress: 22D1S TUTTLE AVE #2,SARASOTA, FL 34239 Hyde ParkSt The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sellthe property to repay the Groundfloor loan. Clematis St NIS"fer SI -Ytbiscus St >unnys;dtSt Map data ®2021 Goog!e 1 Terms of Use Report amap errorClick here to view the LRO Agreement INVEST NOW As Complete (ARV) $510,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After Repair Value (ARV) (!)$510,000 Total· Costs $402,070 $43,000 0% ----Skin-in-theFirst lien Loan Cushion (!) Game (!) Purchase Price $265,000Loan ToARV 70.4% Purchase Date04/27/2021Loan To Total89.0% (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (!)10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS Rate loan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms 9 570 L ANR GROUP & TRUST LLC Natalia Rodri guez - principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1165

 PS-1166

8 , . . returned on repayme nt/ due at maturity. - Skin-in-the-Game CD 10 04/21/2021 89.6% Purchase Date Project Cost PROPERTY DESCRIPTION ,._ rt-· View large lingO.... aterT The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon completion,the "T" CfO$S Rtf Greei\'Krfoll Grill Go illej T . . - Map data ®2021 Terms of Use Report amap error Value of Properties CDTotal Debt CD Revenue CD GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Willie J Stevens Compl eted Projects Average Project _ ------'11 ° II L.,l CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USEIT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUAT ION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. POSH REALTY INVESTORS LLC FINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 04/18/2019 Gross Margin% CD IPRINCIPAL FOCUS Fix &Fiip Loans Funded CDLoans Repaid CDPerYear CDRevenue CD 12 II$712.5K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 10.0% _'-l _ 1 o mon_th_s ,ll$542K Reportingperiod:three years ending 2020 36.0% $605K $960K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS o The Borrower was advanced the money it needed to purchase this property on April 21,2021by Groundfloor Finance Inc.("Groundfloor;"we; "us·;or"our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovati on of the property may be extensive,and therefore subject to delays and other unexpected issues. o The renovati on will require permitting,and permits may not be obtained on time or may be denied. o Thi s loan represents the third draw for the constructi on project and is secured by an individual note. o Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform, each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. o There will be multiple l oans on this project, each representing subsequent draws. The loans will range from $180,000 to $230,000.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial pi cture of the project. o The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investingin LROs corresponding to notes secured by thi s property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. o Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONOITIONS o Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. Address: 235 ORCHARD STREET #3,BRIDGEWATER TOWNSHIP, NJ 08807 r map Lipari ;ools 9 Borrower intends to sellthe property to repay the Groundfloor loan. Green Knoll "' ,T::.r r::l!n f"r1n11nn Click here to view the LRO Agreement ---INVEST NOW As Complete (ARV) $855,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$855,000 TotalProject Costs CD$665,540 $67,250 0%----Skin-in-the-First lien loanCushion CD Game CD Purchase Price $296,000Loan To ARV70.0% Loan To Total CD CD CD VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score CD10 Quality of Valuation Report 4 location8 Borrower Experience5 Borrower Commitment CD1 GRADE FACTORS Rate loanToARVloan Amount Investors Purpose loan Position Total oan Amount Repayment Terms BORROWER F_i_rs_t_L_ie_n JII $1 6 190 r-B-'a"l'l-o_o_n_pa_y_m_en-t --p--rin_c_i_p_al_a_n_d_i_nte_r_e_s-t-, L Posh RealtY. Investors LLC Willie J Stevens-principal Cli ck here to view the LRO Agreement INVEST NOW Pu rchase & Renovation

 PS-1167

BORROWER 7 100 L - 10 Skin-in-the-Game (!) Project Cost ..rt-· View larger map Address: 235 ORCHARD STREET #2,BRIDGEWATER TOWNSHIP, NJ 08807 1ingD···-ater T Lipari ;ools9 The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sellthe property to repay the Groundfloor loan. - t!l croiS Ret TGreen-Kn'oll Grill, en Knoll G Go gle,y. .....-.:::. r Tr:=tnc::f'ru'\1 1nn - Click here to vi ew the LRO Agreement Map data ®2021 Terms of Use Report amap error Revenue <!> Value of Properties (!) Total Debt (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Willie J Stevens Compl eted Projects Average Project ° II '-----1 ------'11 CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA UNLESSNOTEDWITHA 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. POSH REALTY INVESTORS LLC FINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 04/18/2019 Gross Margin% (!) IPRINCIPAL FOCUS Fix &Fiip Loans Funded (!) Loans Repaid (!) PerYear (!) Revenue <!> 12 II $712.5K On TimeAverage Project Average Total Repayment (!)Time (!) Project Costs (!) 10.0% '-I10_m_o_n_th_s__,ll$542K Reportingperiod:three years ending 2020 36.0% $605K $960K Reportingperiod:2020 Reportingdate:03/31/21 BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 21,2021by Groundfloor Finance Inc.("Groundfloor;·"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform, each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project,each representing subsequent draws. The loans will range from $180,000 to $230,000.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial pi cture of the project • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONOITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Pl atform. MISCELLANEOUS INVEST NOW re --, - PROPERTY DESCRIPTION As Complete (ARV) $855,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After RepairValue (ARV) (!) $855,000 TotalProject Costs (!) $665,540 $67,250 0%----Skin-in-the-First lien Loan Cushion (!) Game (!) Purchase Price $296,000Loan To ARV70.0% Purchase Date04/21/2021Loan To Total89.6% (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) Loan To ARV Score (!)10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS FINANCIAL OVERVIEW Rate loan ToARV loan Amount Purpose loan PositionTotal oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $18 ,,--:Ba-..l:.l..o_o_n_pay_m_en__t -p_ -r inc_i_p_al_a_n_d_i_nte_r_e_s-t-, . . returned on repayment!due at maturity. Posh RealtY. Investors LLC Willie J Stevens - principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1168

1100 BORROWER L I - Skin-in-the-Game CD 10 Project Cost A View larger map : K "'' The Borrower intends to use the loan proceeds to renovate the property. Upon completion,the Borrower J" 878 N Grand Ave NW, Bank of America Cf) eauty Supply' e , • Map data ®2021 Terms of Use Report a map error Value of Properties CDTotal Debt CD Revenue CD HISTORICAL AVERAGES GROUNDFLOOR HISTORY * llka Murray Completed Projects Average Project CONTAINEDTHEREIN IS HELPFUL,WE DONOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA * ,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DOYLE AND MURRAY INVESTMENTS, FINANCIAL DATAPROJECTS / REVENUE LLC DATE OF FORMATION * 12/08/2020 Gross Margin% CD IPRINCIPAL FOCUS Single FamilyLoans Funded CDLoans Repaid CDPerYear CDRevenue CD L.,l _1 -----'II 0II3 II$164.8K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 10.0% _'-l _ 7_m_o_nt_h_s ,ll$155.5K Reporting period:three years ending 2020 10.0% $344K $1.2M $2.1M Reporting period:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to begin renovation of this property on April27,2021by Groundfloor Finance Inc.("Groundfloor';"we;·"us;'or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower is using $154,501.02 ofthe loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloorwill assume the first lien position.The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. OEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FiliNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 878 NORTH GRAND AVE NW, ATLANTA, GA 30318 • .!? Atlanta,GA 30318 intends to sell the property to repay the Groundfloor loan. 111 \ATM (Drive-thru) Fami Click here to view the LRO Agreement - --g l INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $273,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After Repair Value (ARV) CD$273,000 TotalProject Costs CD$213,650 $22,550 0%----Skin-in-the-First lien LoanCushion CD Game CD Purchase Price $175,000Loan To ARV 70.0% Purchase Date02/10/2020Loan To Total89.0% CD CD CD VALUATION REPORTS FINANCIAL OVERVIEW GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of Valuation Report4 location8 Borrower Experience5 Borrower Commitment CD1 RateloanToARVloan Amount Purpose loan Position Total oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $19 ,r -B-'a"l'l-o_o_n_pa_y_m_en--t--p-r-in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, . . returned on repayment/ due at maturity. Dov.le and Murrav. lnvestments, LLC llka Murray-principalClick here to view the LRO Agreement INVEST NOW Refinance Rehab

 PS-1169

9 , r--'Ba.-.l:.l..o_o_n_pay_m_e_n_t-p_ -ri nc_i_p_a_l a_n_d_i_nte_r_e_s-t-, retu rned on repayment!due at maturi ty. . . FINANCIAL OVERVIEW - Borrower Experience 5 Project Cost PROPERTY DESCRIPTION View larger map I Otr al Ave Point,GA 30344 Borrower i ntends to sellthe property to repay the Groundfloor loan. The and Pastries T Click here to view the LRO Agreement ICal Center Scutt" Map data ®2021 Terms of Use :Report a map error MISCELLANEOUS BORROWER SUMMARY UNLESSNOTEDWITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. Total Debt (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Ashlynn Williams Compl eted ProjectsAverage Project ° o '-----1 ------'11 II II $O CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANY PLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESORANYOTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA WILL & WELLS INVESTMENT FIRM,LLCFINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 03/16/2020 Gross Margin% (!) IPRINCIPAL FOCUS Single FamilyLoans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) 1 On TimeAverage Project Average Total Repayment (!) Time (!) Project Costs (!) 10.0%L,lo months----'II$0 Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money i t needed to purchase this property on Apri l 22,2021by Groundfloor Finance Inc.("Groundfloor;·"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.I f this offering is fully subscri bed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. o The renovati on will require permi tti ng,and permi ts may not be obtained on time or may be denied. o The Borrower has not compl eted or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. o The Principal has not yet compl eted or sold any projects.As such,the Principal's average revenue,costs,and margins cannot be calculated. o Please consult the Offering Circul ar for further discussi on of general ri sk factors. CLOSING CONOITIONS o Loan is conditi oned upon a clean ti tle search and valid ti tle i nsurance at the time of close. DEVElOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FiliNG INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the Offering Circular dated December 29,201 7 (each,as amended and supplemented from time to time),including the documents i ncorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. ............_........ ii '!lAddress: 2630JEWEL STREET, EAST POINT,GA 30344 'School ,2630 Jewel S1,EastThe Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the II w or Chick-fil-A lkhlas Seafoods m . Wellstar Atlanta «:) G%-'gl - l.evand Ave -·"' INVEST NOW As Complete (ARV) $285,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps After Repair Value (ARV) (!) $285,000 $39,450 TotalCosts $245,550 0%----Skin-in-the-First lien Loan Cushion (!) Game (!) Purchase Price $148,500Loan ToARV 68.9% Purchase Date04/22/2021Loan To Total79.3% (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (!) 10 Quality of ValuationReport4 Skin-in-the-Game (!) 10 location8 Borrower Commitment (!) 1 GRADE FACTORS Rate loan ToARV loan Amount Purpose loan Position Total oan Amount Repayment Terms BORROWER F_i_rs_t_L_i e_n JII $1 6 350 Will & Wells Investment Firm, L lC Ashlynn Williams - principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1170

BORROWER The Rowand GrOUP-LLC Project Cost View larger map i The Borrower intends to use the loan proceeds to renovate the property. Upon completion,the Borrower 1305 Epworth St SW, Go kland City Transit(!) I , MISCELLANEOUS Total Debt Q) Revenue Q) Mowbray Rowand Completed Projects Average Project ° '-----1 -----'11 II CONTAINEDTHEREIN IS HELPFULWE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. THE ROWAND GROUP LLC FINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 10/18/2018 Gross Margin% Q) IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Single FamilyLoans Funded Q)Loans Repaid Q)PerYear Q) Revenue Q) 43 II$250K On TimeAverage ProjectAverage Total Repayment Q) Time Q)Project Costs Q) 10.0% '-l6_m_o_nt_hs___,II$130K Reportingperiod:three years ending 2020 44.0% $985.8K Reportingperiod:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA * ,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWER SUMMARY PROJECT SPECFI IC RISK FACTORS o The Borrower was advanced the money it needed to begin renovation of this property on April9,2021by Groundfloor Finance Inc. ("Groundfloor," "we·;"us·;or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. o The renovation of the property may be extensive,and therefore subject to del ays and other unexpected issues. o The renovation will require permitting,and permits may not be obtained on time or may be denied. o The Borrower is using $73,080.74 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position.The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. o Please consult the Offering Circul ar for further discussion of general risk factors. CLOSING CONOITIONS o Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. AvonAveswAvonAveSWAddress: 1305 EPWORTH STREET SOUTHWEST, ATLANTA,GA 30310 ! Atlanta,GA 30310 intends to sell the property to repay the Groundfloor loan. LL S 'I@) Map data ®2021 Terms of Use Report a map errorClick here to view the LRO Agreement INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $399,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps $399,000 TotalProject Costs Q) $236,410 $40,000 0% Skin-in-the First Lien LoanCushion Q) Game Q) Purchase Price$86,000Loan ToARV49.2% Purchase Date09/04/2020Loan To Total82.4% Q) Q) Q) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score Q) 10 Quality of ValuationReport4 Skin-in-the·Game Q) 10 Location 8 Borrower Experience5 Borrower Commitment Q) 1 GRADE FACTORS FINANCIAL OVERVIEW RateProjected TermLoan ToARV Loan Amount Investors Purpose Loan Position TotalLoan Amount Repayment Terms '----Fi_rs_t_Le_i_n _,ll $196,410 Mowbray Rowand-principal Click here to view the LRO Agreement INVEST NOW Refinance Rehab Balloon payment - principaland interest returned on repayment/ due at maturity.

 PS-1171

PROJECT SUMMARY | 31 SCREVEN ST NE #1, ATLANTA, GA 30307

A



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
6.5%	12 months	60.6%	$197,010	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Refinance - Rehab	First Lien	$197,010	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

GA GROWTH 1779355 31 Screven St NE LLC
Brenda Wyatt - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$650,000
$140,990
Total Project Costs
$509,010
GROUNDFLOOR
$394,010
$115,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$325,000	Loan To ARV	60.6%
Purchase Date	03/19/2021	Loan To Total Project Cost	76.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$650,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
EDGEW
Google
Map data ©2021 Google
Terms of Use
Report a map error

Address: 31 SCREVEN ST NE #1, ATLANTA, GA 30307

The Borrower intends to use the loan proceeds to renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on April 9, 2021 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Borrower is using $0 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.
- This loan represents the first draw for the construction project and is secured by an individual note.
- Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction.
- There will be multiple loans on this project, each representing subsequent draws. The loans will range from $197,000 to $198,000. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project.
- The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GA GROWTH 1779355 31 SCREVEN ST NE LLC

DATE OF FORMATION ★

03/16/2021

FINANCIAL DATA
Reporting date: 03/31/21

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2020

Completed Projects	Revenue
0	$0

Gross Margin %
0.0%

PRINCIPAL
Brenda Wyatt

FOCUS

Single Family

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
3	0

On Time Repayment
0.0%

HISTORICAL AVERAGES
Reporting period: three years ending 2020

Completed Projects Per Year	Average Project Revenue
2	$388K

Average Project Time	Average Total Project Costs
5 months	$270K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-1173

1 7 10 Cli ck here to view the LRO Agreement I I Game Q) Project Cost View larger map :roger ' intends to sell the property to repay the Groundfloor l oan. &6ple 8 Q - GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Brenda Wyatt Compl eted Projects Average Project ° II Ll _ -----'11 CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GA GROWTH 1779355 31 SCREVEN STFINANCIAL DATAPROJECTS / REVENUE NE LLC DATE OF FORMATION * 03/16/2021 Gross Margin% Q) IPRINCIPAL FOCUS Single FamilyLoans Funded Q)Loans Repaid Q)PerYear Q)Revenue Q) 3 2 II $388K On TimeAverage Project Average Total Repayment Q) Time Q)Project Costs Q) 10.0% _Ll _5_m_o_n_th_s _--'ll$270K Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to begin renovation of this property on April9,2021by Groundfloor Finance Inc.("Groundfloor "we;·"us or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not compl eted or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. • The Borrower is using $0 of the loan proceeds to pay off an existing loan that was used to acquire the property.Groundfloor willassume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such seri es of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. • There will be multiple l oans on this project, each representing subsequent draws. The loans will range from $197,000 to $198,000.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the Off ering Circul ar for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION noldstown""Address: 31SCREVEN ST NE #1,ATLANTA, GA 30307 ' H"dee St NEED G E WThe Borrower intends to use the l oan proceeds to renovate the property. Upon compl etion,the Borrower ii Map data ®2021 Googel Terms of Use R eport a map error Click here to view the LRO Agreement INVEST NOW FINANCIAL OVERVIEW After Value$650,000 TotalProject Costs Q)$509,010 0%----Skin-in-the-First lien oan Cushion Q) Purchase Price$325,000loan ToARV60.6% Purchase Date03/19/2021loan To Total76.6% Q) Q) Q) VALUATION REPORTS As Complete (ARV) $650,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score Q) 10 Quality of ValuationReport4 Skin-in-the-Game Q)10 location8 Borrower Experience5 Borrower Commitment Q)1 RateProjected Termloan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms ,__ F_i_rs_t_L_ie_n ,l I $ 9 ,O,..B=:a..:.l:.lco.:.:o.=n.:.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, BORROWER _ . . returned on repayment/ due at maturity. GAGROWTH 177935531' Screven St NE LLC Brenda Wyatt - principal INVEST NOW Refinance Rehab

 PS-1174

9 , . . retu rned on repayment/ due at matu rity. Click here to view the LRO Agreement - Borrower Experience 5 Project Cost View larger map • sNd Click here to view the LRO Agreement Map data ®2021 Goog!e Terms of Use Report a map error •::aio Total Debt (2) Revenue (2) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Darrell Ailsbrooks Completed Projects Average Project o II II $O Ll _ ----'II CONTAINEDTHEREIN IS HELPFULWE DO NOT USEIT AS THE SOLE BASISFORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANYOF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BIGGS CLOSET LLC FINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 12/10/2016 Gross Margin% (2) IPRINCIPAL FOCUS Multifamily 2-4 Units Loans Funded (2)Loans Repaid (2)Per Year (2)Revenue (2) 10 On TimeAverage Project Average Total Repayment (2)Time (2)Project Costs (2) 10.0%Llo month-s----'II$0 Reporting period:three years ending 2020 0.0% Reporting period:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA * ,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 23,2021by Groundfloor Finance Inc.("Groundfloor;·"we; "us·;or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. • The Principal has not yet completed or sold any projects.As such,the Principal's average revenue,costs,and margins cannot be calculated. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Latitude lve£5 yAddress: 443-445 N GARFIELD AVE,COLUMBUS,OH 43203 - - .J The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sellthe property to repay the Groundfloor loan. Creole Kitchen' mbus Gole...lor(I(IC\1'-.; INVEST NOW - PROPERTY DESCRIPTION As Complete (ARV) $315,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After Repair Value (ARV) (2)$315,000 TotaIProject Costs (2)$248,900 0%----Skin-in-the-First li en Loan Cushion (2) Game (2) Purchase Price $170,000 Loan ToARV 63.1% Purchase Date04/23/2021Loan To Total79.2% (2) (2} (2) VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (2)10 Quality of Valuation Report4 Skin-in-the-Game (2) 10 location8 Borrower Commitment (2)1 GRADE FACTORS FINANCIAL OVERVIEW Rateloan ToARV loan AmountInvestors Purposeloan PositionTotal oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $1 8 900 r-B-'a.:...lol_o_n pa_y_m_en-t --p--r i n_c_i_p_al_a_n_d_i_n_te_r_e_s-t-, L BORROWER Biggs Closet LLC Darrell Allsbrooks - principal INVEST NOW Pu rchase & Renovation

 PS-1175

9 320 BORROWER L Busayo Kayode-principal I - Skin-in-the-Game CD 10 Project Cost View larger map • Nakata Japanese The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sellthe property to repay the Groundfloor loan. Grindhousem :iller Burgers T tt's Rib Shack. Value of Properties CDTotal Debt CD Revenue CD Busayo Kayode Completed Projects Average Project II L.,l _ ------'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USEIT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUAT ION SOURCESOR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW ISSUPPLIEDBYTHE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ARIBITI WORKS LLCFINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 08/22/2018 Gross Margin% CD IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Fix &FiipLoans Funded CDLoans Repaid CDPerYear CDRevenue CD 3 2 1 II $169K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 150.0% _'-l _ s_m_o_n_ht_s _ ,ll$100K Reportingperiod:three years ending 2020 75.0% $600K $141K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 14,2021by Groundfloor Finance Inc.("Groundfloor;"we';"us·;or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. o The renovation will require permitting,and permits may not be obtained on time or may be denied. o This loan represents the first draw for the construction project and is secured by an individual note. o Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. o There will be multiple loans on this project,each representing subsequent draws. All loans willbe $199,320. The FinancialOverview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. o The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The borrower has had late repayments,but has repaid all loans in full,with all interest and fees due. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION Address: 1905 WINDEMERE DRIVE NE #1,ATLANTA,GA 30324 Dttle Keyy ' Map data ®2021 Terms of Use Report amap error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $1,200,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$1,200,000 TotalProject Costs CD$885,880 $88,600 0%----Skin-in-the-First li en Loan Cushion CD Game CD Purchase Price$575,000Loan To ARV 66.4% Purchase Date04/14/2021Loan To Total89.6% CD CD CD VALUATION REPORTS GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of Valuation Report4 location8 Borrower Experience5 Borrower Commitment CD1 Rate loanToARVloan Amount Investors Purpose loan PositionTotal oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $19 , r--'Ba-"l'l-o_o_n_pa_y_m_en-t---p-r-in_c_i_p_a_a_n_d_i_n-et_r_e_s-t-, . . returned on repayment/ due at maturity. Aribiti Works LLC Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1176

9 320 L - Skin-in-the Game G) 10 89.6% 04/14/2021 Purchase Date Project Cost I View larger map • Nakato Japanese Borrower intends to sell the property to repay the Groundfloor loan. Grindhouse :iller BurgersT l trs ib Shack. R Click here to view the LRO Agreement Map data ®2021 Terms of Use Report a ma.p error ' Total Debt G> Revenue G> Busayo Kayode Compl eted Projects Average Project II II 3------'11 2 1 Ll $169K --'II 1 50.0% $lOOK CONTAINED THEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANYOF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVETHE DATA UNLESSNOTEDWITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ARIBITI WORKS LLCFINANCIAL DATA PROJECTS /REVENUE DATE OF FORMATION * 08/22/2018 Gross Margin% G> IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Fix & Fiip Loans Funded G)Loans Repaid G)PerYear G) Revenue G> On TimeAverage Project Average Total Repayment G>Time G)Project Costs G) Ll _ s_m_o_nt_hs_ Reportingperiod:three years ending 2020 75.0% $141K $600K Reportingperiod:2020 Reportingdate:03/31/21 BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 14,2021by Groundfloor Finance Inc.("Groundfloor;·"we';"us·;or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the l oan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sell the corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project,each representing subsequent draws. All loans willbe $199,320. The FinancialOverview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investingin LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The borrower has had late repayments,but has repai d all loans in full,with all interest and fees due. • Please consult the Offering Circul ar for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS PROPERTY DESCRIPTION Address: 1905 WINDEMERE DRIVE NE #2,ATLANTA, GA 30324 Ottle R!i!yV 'The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Go gl INVEST NOW As Complete (ARV) $1,200,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps $1,200,000 TotalCosts $885,880 $88,600 0% Skin-in-theFirst Lien Loan Cushion G) Game G) Purchase Price $575,000 Loan ToARV66.4% Loan To Total G) G) G) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score G) 10 Quality of ValuationReport 4 Location 8 Borrower Experience5 Borrower Commitment G) 1 GRADE FACTORS FINANCIAL OVERVIEW Rate Projected TermLoan ToARV Loan Amount Investors Purpose Loan PositionTotalLoan Amount Repayment Terms F_i_rs_t_L_ie_n ,l I $l9 ,;.=B:a.."1:-1oc..:o..::.n.:..p...::.:c.acy..m: :.::.._e__t p-_ -r inc_i_p_al_a_n_d_i_nte_r_e_s-t-, BORROWER. . returned on repayment/ due at maturity. Aribiti Works LLC Busayo Kayode-principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1177

9 320 BORROWER L Busayo Kayode-principal - Skin-in-the-Game CD 10 Project Cost View larger map • Nakata Japanese The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sellthe property to repay the Groundfloor loan. Grindhousem :iller Burgers T tt's Rib Shack. Total Debt CD Revenue CD Busayo Kayode Completed Projects Average Project II L.,l _ ------'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USEIT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUAT ION SOURCESOR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW ISSUPPLIEDBYTHE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ARIBITI WORKS LLCFINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 08/22/2018 Gross Margin% CD IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Fix &Fiip Loans Funded CDLoans Repaid CDPer Year CDRevenue CD 3 2 1 II $169K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 150.0% _'-l _ s_m_o_n_th_s ,ll$100K Reportingperiod:three years ending 2020 75.0% $141K $600K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 14,2021by Groundfloor Finance Inc.("Groundfloor;·"we;' "us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. o The renovation will require permitting,and permits may not be obtained on time or may be denied. o This loan represents the third draw for the construction project and is secured by an individual note. o Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. o There will be multiple loans on this project,each representing subsequent draws. All loans willbe $199,320. The FinancialOverview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. o The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The borrower has had late repayments,but has repaid all loans in full,with all interest and fees due. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION Address: 1905 WINDEMERE DRIVE NE #3,ATLANTA,GA 30324 Dttle Keyy ' Map data ®2021 Terms of Use Report amap error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $1,200,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$1,200,000 TotalProject Costs CD$885,880 $88,600 0% ----Skin-in-theFirst li en Loan Cushion CD Game CD Purchase Price $575,000Loan To ARV 66.4% Purchase Date 04/14/2021 Loan To Total89.6% CD CD CD VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of Valuation Report4 location8 Borrower Experience5 Borrower Commitment CD1 GRADE FACTORS Rate loan ToARV loan AmountInvestors Purpose loan Position Total oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $19 , r-B-'a"l'l-o_o_n_pa_y_m_en--t--p-rin_c_i_p_al_a_n_d_i_nte_r_e_s-t-, . . returned on repayment/ due at maturity. Aribiti Works LLC Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1178

9 320 BORROWER L Busayo Kayode-principal - Skin-in-the-Game CD 10 Project Cost View larger map • Nakata Japanese The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sellthe property to repay the Groundfloor loan. Grindhousem :iller Burgers T tt's Rib Shack. Total Debt CD Revenue CD Busayo Kayode Completed Projects Average Project II L.,l _ ------'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USEIT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUAT ION SOURCESOR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW ISSUPPLIEDBYTHE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ARIBITI WORKS LLCFINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * 08/22/2018 Gross Margin% CD IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Fix &Fiip Loans Funded CDLoans Repaid CDPer Year CDRevenue CD 3 2 1 II $169K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 150.0% _'-l _ s_m_o_n_ht_s _ ,ll$100K Reportingperiod:three years ending 2020 75.0% $141K $600K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 14,2021by Groundfloor Finance Inc.("Groundfloor;·"we;' "us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. o The renovation will require permitting,and permits may not be obtained on time or may be denied. o This loan represents the fourth draw for the construction project and is secured by an individual note. o Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. o There will be multiple loans on this project,each representing subsequent draws. All loans willbe $199,320. The FinancialOverview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. o The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The borrower has had late repayments,but has repaid all loans in full,with all interest and fees due. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION Address: 1905 WINDEMERE DRIVE NE #4,ATLANTA,GA 30324 Dttle Keyy ' Map data ®2021 Terms of Use Report amap error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $1,200,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$1,200,000 TotalProject Costs CD$885,880 $88,600 0% ----Skin-in-theFirst li en Loan Cushion CD Game CD Purchase Price$575,000Loan To ARV 66.4% Purchase Date 04/14/2021 Loan To Total89.6% CD CD CD VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of Valuation Report4 location8 Borrower Experience5 Borrower Commitment CD1 GRADE FACTORS Rate loan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $19 , r--'Ba-"l'l-o_o_n_pa_y_m_en-t---p-r-in_c_i_p_a_a_n_d_i_n-et_r_e_s-t-, . . returned on repayment/ due at maturity. Aribiti Works LLC Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1179

202 320 ------------------------------------------------------------04/05/2021 84.5% Purchase Date Project Cost :2 NW,Atlanta,GA 30318 Borrower intends to sell the property to repay the Groundfloor loan. • • "'W "'W 0 g e z Click here to view the LRO Agreement Map data ©2021 Terms of use Value of Properties (!)Total Debt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project CONTAINED THEREIN IS HFLPFUL.WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THE COMPANY PlAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DISTINGUISHED PROPERTYFINANCIAL DATAPROJECTS I REVENUE MANAGEMENT, LLC DATE OF FORMATION * 05/11/2017 Gross Margin % (!) PRINCIPAL Lateece Wallace FOCUS Fix& Fiip Loans Funded (!)Loans Repaid (!)Per Year (!)R evenue (!) IL.1_ 11o II 1II $243K On Time Average Project Average Total R epayment (!)Time (!)Project Costs (!) 10.0%1,__6_mo_n_th_s _J I$13SK Reporting period:three years ending 2020 0.0% Reporting period:2020 Reportinr.date:03/31/21 UNLESS NOTED WITH A * 'INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER SUMMARY MISCELlANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this proper ty on April S,2021by Groundfloor Finance Inc. ("Groundfloor;'"we;·"us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will requir e permitting, and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average r evenue,costs, and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. ClOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FiliNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. PROPERTY DESCRIPTION Address: 2107 ARLINGTON CIRCLE NORTHWEST,ATLANTA, GA30318 z 2107 Arlington CirThe Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the E NT E R H ILL il' Bokor llct l:l G I... :E "ue '\ INVEST NOW As Complete (ARV) $296,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps VAlUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) Loan ToARVScore (!)10 Quality of Valuation Report4 Skin-in-the-Game (!)10 Location 8 Borrower Experience5 Borrower Commitment (!) 1 GRADEFACTORS F INANCIAlOVERVIEW After Re$296,000 $238,020 0% -------' Skin-in-the First Lien LoanCushion (!) Game (!) Purchase Price$95,000 Loan ToARV 68.4% Loan To Total (!} (!} (!} RateProjected TermLoan ToARV Loan AmountInvestors PurposeLoan Position Total Loan Amount Repayment Terms F_ir_s_t__e_n _JII $ , BORROWER '-. . Distinguished ProRertY. Management, LLC Lateece Wallace-principal Click here to view the LRO Agreement INVEST NOW r--'-B-la.:.._lo_on__p_a_ym__en__t _ -pri-n-ci--pa_l_an__d_n-t-ere-_s ,t returned on repayment I due at maturity. Purchase& Renovation

 PS-1180

 PS-1181

Waner Cadet,Jr.-principal I - Skin-in-the-Game CD 10 Game CD 04/27/2021 84.3% Purchase Date Project Cost View larger map The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sellthe property to repay the Groundfloor loan. l n Click here to view the LRO Agreement Map data ®2021 Terms of Use Report a map error Revenue CD GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Waner Cadet,Jr. Compl eted Projects Average Project L,l _ ----'11 II CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. WANER AFFILIATED, LLCFINANCIAL DATA PROJECTS /REVENUE DATE OF FORMATION * 10/05/2017 Gross Margin% CD IPRINCIPAL FOCUS Fix &Fiip Loans Funded CDLoans Repaid CDPerYear CDRevenue CD 3 2 2 II$312K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 10.0% _Ll _1 2 mon_t_hs_--'ll$218K Reportingperiod:three years ending 2020 44.0% $2SOK Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 27,2021by Groundfloor Finance Inc.("Groundfloor;·"we," "us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project, each representing subsequent draws. The loans will both be $208,810.The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The borrower has had late repayments,but has repai d all loans in full,with all interest and fees due. • Please consult the Offering Circular for further discussi on of general ri sk factors. CLOSING CONOITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION Address: 90FULLER RD #1, CENTERVILLE,MA 02632 01' '.. Go e fgl INVEST NOW As Complete (ARV) $590,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps FINANCIAL OVERVIEW After Repair Value (ARV) CD$5 90,000 TotalProject Costs CD$492,620 $75,000 0% ----Skin-in-theFirst lien oan Cushion CD Purchase Price$425,000 Loan To ARV70.8% Loan To Total CD CD CD VALUATION REPORTS GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score CD10 Quality of Valuation Report 4 location8 Borrower Experience5 Borrower Commitment CD1 Rate loan ToARV loan AmountInvestors BORROWER Purpose loan PositionTotal oan Amount Repayment Terms Waner Affiliated, LLC L Fi_rs_t_Li_e_n _JII $208,810 Cli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation Balloon payment - principaland interest returned on repayment/ due at maturity.

 PS-1182

Waner Cadet,Jr.-principal - Skin-in-the-Game (!) 10 Game (!) Project Cost View larger map The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sellthe property to repay the Groundfloor loan. l Gofgle Map data ®2021 Terms of Us Click here to view the LRO Agreement Report a map error Total Debt <!> Revenue (!) 10/05/2017 HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Waner Cadet,Jr. Completed Projects Average Project CONTAINEDTHEREIN IS HELPFUL,WE DONOT USE IT AS THESOLE BASIS FOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESORANY OTHER MATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA UNLESSNOTEDWITHA * ,INFORMATIONBELOW ISSUPPLIEDBYTHE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. WANER AFFILIATEO, LLCFINANCIAL DATA PROJECTS / REVENUE DATE OF FORMATION * I I Gross Margin% (!) IPRINCIPAL FOCUS Fix & Fiip Loans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) Ll3-----'11 2 II2II$312K On TimeAverage Project Average Total Repayment (!) Time (!) Project Costs (!) 10.0%_Ll _12_m_o_n_th_s_-'ll$218K Reportingperiod:three years ending 2020 44.0% $2SOK $0 Reportingperiod:2020 Reportingdate:03/31/21 BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 27,2021by Groundfloor Finance Inc.("Groundfloor;·"we;·"us·;or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform,each of which will be due 12 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. • There will be multiple loans on this project, each representing subsequent draws. The loans will both be $208,810. The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The borrower has had late repayments,but has repaid all loans in full,with all interest and fees due. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 90 FULLER RD #2,CENTERVILLE,MA 02632 01' '.. n INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $590,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After RepairValue (ARV) (!) $590,000 TotalProject Costs (!) $492,620 $75,000 0%----Skin-in-the-First li en Loan Cushion (!) Purchase Price $425,000Loan To ARV 70.8% Purchase Date04/27/2021Loan To Total84.3% (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) Loan To ARV Score (!) 10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW Rate loan ToARV loan AmountInvestors BORROWER Purposeloan Position Total oan Amount Repayment Terms Waner Affiliated,LLCL Fi_rs_t_L_ie_n _JII $208,810 Click here to view the LRO Agreement INVEST NOW Purchase & Renovation Balloon payment - principaland interest returned on repayment/ due at maturity.

 PS-1183

9 850 Rainier CaP-ital Investments, LLC I - Skin-in-the-Game (2) 10 I Skin-in-the First lien loan Cushion (2) Project Cost View larger map Indianapolis,IN 46208 .,3 Borrower intends to sellthe property to repay the Groundfloor loan. ,. 'Me Barnes Uni1t>D0"' thodist Ch11rl':fi Click here to view the LRO Agreement Enos Lewis Compl eted Projects Average Project ° II L,l _ ----'11 CONTAINEDTHEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANYOF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWER AND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RAINIER CAPITAL INVESTMENTS, LLCFINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 03/23/2020 Gross Margin% (2) IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Single FamilyLoans Funded (2)Loans Repaid (2)PerYear (2)Revenue (2) 2 2 II$152.1K On TimeAverage Project Average Total Repayment ® Time (2)Project Costs (2) 10.0% _Ll _3_m_o_n_ths__--'ll$96.5K Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 27,2021by Groundfloor Finance Inc.("Groundfloor;"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not compl eted or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offer ng Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 921WEST 32ND STREET,INDIANAPOLIS, IN 46208 ,921 W32ndSt, The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon compl etion,the W :nndSt >UI Food9e Map data ®2021 Terms of Use Report a map error INVEST NOW PROPERTY DESCRIPTION After Value$300,000 TotalCosts$239,350 $29,500 0%----Game (2) Purchase Price$39,900 Loan ToARV70.0% Purchase Date04/27/2021Loan To Total87.2% (2) (2) (2) VALUATION REPORTS As Complete (ARV) $300,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps FINANCIAL OVERVIEW GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (2)10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment (2)1 RateProjected Termloan ToARV loan AmountInvestors BORROWERPurposeloan PositionTotal oan AmountRepayment Terms ,__ F_i_rs_t_L_ie_n ,ll $20 , ,..=B:..:a.l:.lco.:.:.o=n.:.:....:.pa:.:..y:m. :.::.._en_-t--p-r in_c_ip_-la_a_n_d_i_n-et_r_e_s-t-, _ . . returned on repayment/ due at maturity. Enos Lewis-principal ' Cli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1184

------------------------------------------------------------04/28/2021 89.7% Purchase Date Project Cost (!} J V1ew larger map M hell Or McDonald's :y Decatur.GA 30032 Borrower intends to sell the property to repay the Groundfloor loan. ' s !I eilly Auto Parts '\ f j ,. !1 Go gle Gutbusters ? Value of Properties (!)TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project CONTAINED THEREINIS HELPFuL,WE DONOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION THE COMPANY PLAYED NO ROLE IN THE PREPARATIOt-. OF ANY OF THE VALUATION SOL.RCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER WHILE WE BELIEVE THEDAl'A * BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RMCD INVESTORS, LLCFINANCIAL DATAPROJECTS/REVENUE p t d t:>o "-DATE OF FORMATION * 02/03/2003 Gross Margin% (!) PRINCIPAL Reginald Ware FOCUS Buy&HoldLoans Funded (!)Loans Repaid (!) PerYear (!) Revenue (!) IL, 4_ 111II 1 II $148.8K On TimeAverage ProjectAverage Total Repayment (!) Time (!) Project Costs (!) 1100.0%IL._ 1_3_m_o_nt_hs_--'ll$134.4K Repor:'lg period: th ee vears ending 2020 38.1% $185K $315K $660K otr 3 /21 ,INFORMATION BELOW IS SUPPLIED BYTHE BORROWER ANDIS NOT VERIFIED. UNLESS NOTEDWITH A BORROWER SUMMARY MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April28,2021by Groundfloor Finance Inc.("Groundfloor:·"we:· "us;'or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. A · · - ne Auto Parts Address: 2000 WILLA DR.DECATUR.GA 30032 ""\.. y ad's DISCOUNTS Mellv1lloAvo '\ t!!\ 2000 Willa Dr,The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the McAfeeRd McAfeeRd Ej Map data 021 Terms of use Report a map errorClick here to view the LRO Agreement INVEST NOW As Complete (ARV) $345,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After ir Value (ARV) (!) $345,000 $241,300 0% ----Skin-in-the First Lien LoanCushion (!) Game (!) Purchase Price (!} $170,000LoanToARV (!} 62.9% Loan To Total VALUATION REPORTS The following factors determine in part how the loan was graded: (in descendingorder of importance) Loan ToARVScore (!)10 Quality of Valuation Report 4 Skin-in-the-Game (!} 10 Location8 Borrower Experience5 Borrower Commitment (!} 1 GRADE FACTORS RateLoanToARV Loan Amount Investors PurposeLoan Position Total Loan Amount Repayment T-e-rm-s-----------------BORROWER First Lien RMCD lnvestors....L..LC Reginald Ware - principal Click here to view the LRO Agreement INVEST NOW Balloon payment-principal and interest returned on repayment I due at maturity. $217,050 Purchase

 PS-1185

8 500 - 10 Skin-in-the-Game (!) Project Cost • Click here to view the LRO Agreement Map data ®2021 Terms of Use Report a map error Total Debt (!) Revenue (!) Owen Barrett Compl eted Projects Average Project ° II L...l _ ----'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUATION SOURCESOR ANY OTHERMATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. OB CHRISTY, LLCFINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 03/09/2014 Gross Margin% (!) IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Single FamilyLoans Funded (!)Loans Repaid (!)PerYear (!)Revenue (!) 2 4 II $455K On TimeAverage Project Average Total Repayment (!)Time (!)Project Costs (!) 10.0% _'-l _ 14_mon_t_hs_ ,ll$125K Reportingperiod:three years ending 2020 49.4% $1.8M Reportingperiod:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA * ,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS o The Borrower was advanced the money it needed to begin renovation of this property on April15,2021by Groundfloor Finance Inc.("Groundfloor;'"we;'"us;'or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. o The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. o The renovation will require permitting,and permits may not be obtained on time or may be denied. o The Borrower is using $0 of the loan proceeds to pay off an existing loan that was used to acquire the property.Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. o Please consult the OfferingCircul ar for further discussion of general risk factors. CLOSING CONOITIONS o Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS PROPERTY PHOTOS .... View larger mapAddress: 1304 1 RANISTAN AVENUE,BRIDGEPORT,CT 06605 The Borrower intends to use the loan proceeds to renovate the property. Upon compl etion,the Borrower intends to sell the property to repay the Groundfloor loan. Dollar General' Go le INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $315,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps After Repair Value (ARV) (!)$315,000 TotalCosts$245,500 $27,000 0%----Skin-in-the-First lien oan Cushion (!) Game (!) Purchase Price$205,000loan To ARV69.4% Purchase Date03/15/2021loan To Total88.6% (!) (!) (!) VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score (!)10 Quality of Valuation Report 4 location8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS FINANCIAL OVERVIEW RateProjected Termloan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms ,__ F_i_rs_t_L_ie_n ,l I $21 , ,..B=:a..:.:.clo.l :.:o.=n.:.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, _ . . returned on repayment/ due at maturity. BORROWER ' OB Christy, LLC Owen Barrett-principalCli ck here to view the LRO Agreement INVEST NOW Refinance Rehab

 PS-1186

.__ F_ir_st_u__e_n _,l I $ BORROWER , ,..:.:B:..::ca.::cl'1-'o-:coc:::nc..:..p..:..a:.:.y.:cm..::=e-n_t _-p-ir_nc_i_p_al_a_n_d_int_e_r_est' _ . . returned on repayment/ due at maturity. ' Skin·in-the-Game G) 10 8 Project Cost ,., View larger map "' Yialktr Ave !(? i o;. Atlanta,GA 30337 Wa; intends to sell the property to repay the Groundfloor loan. !1 Click here to view the LRO Agreement Map data ®2021 Terms of Use Report a map error Total Debt ® Revenue ® HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Mowbray Rowand Completed Projects Average Project CONTAINED THEREIN IS HELPFUL,WE DONOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. THE ROWAND GROUP LLC FINANCIAL DATA PROJECTS I REVENUE DATE OF FORMATION * 10/18/2018 Gross Margin% ® IPRINCIPAL FOCUS Single FamilyLoans Funded ®Loans Repaid ®PerYear ®Revenue ® .I4 ----'IIoII3 II $250K On TimeAverage Project Average Total Repayment ®Time ®Project Costs ® 10.0% _'-l _ 6_m_o_nt_h_s ,ll$130K Reporting period:three years ending 2020 44.0% $985.8K Reporting period:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to begin renovation of this property on April9,2021by Groundfloor Finance Inc.("Groundfloor," "we;·"us or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower is using $42,468.83 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position.The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FiliNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS !!Address: 2145 PARK TERRACE,ATLANTA,GA 30337 Barrett Park•• 2145 Park Terrace,The Borrower intends to use the loan proceeds to renovate the property. Upon completion,the Borrower R\Jgby k Ton;)C41 J.R. Crickets Go ogle!(? INVEST NOW " l..n ... \ P81 PROPERTY DESCRIPTION As Complete (ARV) $440,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps AfterValue$440,000 TotalCosts$261,230 $39,500 0% ----Skin-in-theFirst li en Loan Cushion G) Game ® Purchase Price $86,000 loan ToARV 50.4% Purchase Date08/03/2020Loan To Total84.3% G) G) G) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan ToARVScore G) 10 Quality of Valuation Report4 location-Borrower Experience5 Borrower Commitment G) 1 GRADE FACTORS FINANCIAL OVERVIEW RateProjected Ter moan ToARV loan AmountInvestors Purpose Loan Position Total oan Amount Repayment Terms 221730 The Rowand GrOUP-LLC Mowbray Rowand-principal Click here to view the LRO Agreement INVEST NOW Refinance Rehab

 PS-1187

BORROWER 5 000 L I - Skin-in-the-Game CD 10 04/21/2021 89.6% Purchase Date Project Cost PROPERTY DESCRIPTION ,._ rt-· View large lingO···· aterT The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon completion,the "T" CfO$S Rtf Greei\'Krfol l Go ille"'j ,T::.r Tr::l!n f"r.1n1. 1nn - Click here to view the LRO Agreement Value of Properties CDTotal Debt CD Revenue CD HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Willie J Stevens Compl eted Projects Average Project ° II L.,l _ ----'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USEIT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUAT ION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. POSH REALTY INVESTORS LLCFINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 04/18/2019 Gross Margin% CD IPRINCIPAL FOCUS Fix &Fiip Loans Funded CDLoans Repaid CDPerYear CDRevenue CD 12 II $712.5K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 10.0% _'-l _ 1o mon_th_s ,ll$542K Reportingperiod:three years ending 2020 36.0% $605K $960K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS o The Borrower was advanced the money it needed to purchase this property on April 21,2021by Groundfloor Finance Inc.("Groundfloor;"we," "us·;or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. o The renovati on of the property may be extensive,and therefore subject to delays and other unexpected issues. o The renovati on will require permitting,and permits may not be obtained on time or may be denied. o This loan represents the first draw for the construction project and is secured by an individual note. o Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding series of LROs on our platform, each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. o There will be multiple l oans on this project, each representing subsequent draws. The loans will range from $180,000 to $230,000.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial pi cture of the project. o The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investingin LROs corresponding to notes secured by thi s property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. o Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONOITIONS o Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES o GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. o GROUNDFLOOR does not take a 'spread' on any part of the interest payments. o Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. o Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION o The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. Address: 235 ORCHARD STREET #1, BRIDGEWATER TOWNSHIP, NJ 08807 r map Lipari ;ools 9 Borrower intends to sellthe property to repay the Groundfloor loan. Green Knoll Map data ®2021 Terms of Use Report amap error INVEST NOW Grill --As Complete (ARV) $855,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps FINANCIAL OVERVIEW After Repair Value (ARV) CD$855,000 TotalProject Costs CD$665,540 $67,250 0%----Skin-in-the-First lien loan Cushion CD Game CD Purchase Price $296,000Loan To ARV70.0% Loan To Total CD CD CD VALUATION REPORTS GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score CD10 Quality of Valuation Report 4 location8 Borrower Experience 5 Borrower Commitment CD1 Rate loanToARVloan Amount Investors Purpose loan Position Total oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $22 ,r--'Ba-"l'l-o_o_n_pa_y_m_en-t---p-r-in_c_i_p_a_a_n_d_i_n-et_r_e_s-t-, . . returned on repayment/ due at maturity. Posh RealtY. Investors LLC Willie J Stevens-principal Cli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1188

,__ F_ir_s_t_Li_e_n _JI I $230, ;..=B:..::al-'-'1o:..:.on::.c:_p.:..:a.:..:y.:..:cm:e._n_t pri_n_ci_p_al_a_n_d_i_nte_r_est--, BORROWER _ . . returned on repayment/ due at maturity. LLC FINANCIAL OVERVIEW Project Cost PROPERTY DESCRIPTION ·"' ..• View larger map The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the Borrower intends to sell the property to repay the Groundfloor loan. <>' Media Solutions ft Partners,1&le or'\C'III'tinn GMap data ®2021 Terms of Use Report a m"ap error Click here to view the LRO Agreement MISCELLANEOUS BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. Total Debt <D Revenue <D GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Charles Hill Completed Projects Average Project On Time Average Project Average Total CONTAINED THEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESOR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER.WHI LE WE BELIEVE THE DATA RELIABLE INVESTMENTS ANO REALTYFINANCIAL DATA PROJECTS I REVENUE LLC DATE OF FORMATION * 03/17/2020 Gross Margin% <D IPRINCIPAL FOCUS Single FamilyLoans Funded <DLoans Repaid <DPerYear <DRevenue <D '----11-----'11°II3 II$250.2K Repayment <DTime <DProject Costs <D 10.0% '-l6_m_o_nt_hs___,II$79.8K Reportingperiod:three years ending2020 37.0% $780K Reportingperiod:2020 Reportingdate:03/31/21 PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 12,2021by Groundfloor Finance Inc.("Groundfloor;·"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the third draw for the construction project and is secured by an individual note. • Each draw on this project is structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditions for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sell the corresponding series of LROs on our platform,each of which will be due 6 months from the time such series of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of construction. • There will be multiple loans on this project,each representing subsequent draws. The loans will range from $230,100 to $230,500.The Financial Overview box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. Address: 1620 SADDLERIDGE WAY #3,ATLANTA,GA 30350 ,,..-g;.§.'...' 0 INVEST NOW As Complete (ARV) $925,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps $925,000 TotalProject Costs (!) $691,100 Skin-in-the First lien Loan Cushion (!) Game ® Purchase Price $400,000Loan ToARV 74.7% Purchase Date04/12/2021Loan To Total100.0% (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 010 location8 Borrower Experience5 Borrower Commitment (!) 1 0% --------------------L_ GRADE FACTORS Rate Projected Term loan ToARVloan AmountInvestors Purposeloan PositionTotal loan Amount Repayment Terms 100 Reliable Investments and RealtY. Charles Hill-principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1189

0 500 L Project Cost V..•iew larger map ,.$' The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sellthe property to repay the Groundfloor loan. "'' ,,_.g. Media Solutions ft Partners,1& le .ne1 111inn G n Report a map error Click here to vi ew the LRO Agreement Map data ®2021 Terms of Us Total Debt <!> Revenue (!) 03/17/2020 Charles Hill Compl eted Projects Average Project II II ° 1-----'11 3 Ll $250.2K --'II 1 0.0% $79.8K CONTAINEDTHEREIN IS HELPFUL.WE DONOT USE IT AS THESOLE BASIS FOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA UNLESSNOTEDWITHA * ,INFORMATIONBELOW ISSUPPLIEDBYTHE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RELIABLE INVESTMENTS ANO REALTY FINANCIAL DATA PROJECTS / REVENUE LLC DATE OF FORMATION * I I Gross Margin% (!) IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Single FamilyLoans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) On TimeAverage Project Average Total Repayment (!) Time (!) Project Costs (!) Ll _ 6_m_o_nt_hs_ Reportingperiod:three years ending 2020 37.0% $0 $780K Reportingperiod:2020 Reportingdate:03/31/21 BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 12,2021by Groundfloor Finance Inc.("Groundfloor;·"we;·"us·;or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform,each of which will be due 6 months from the time such seri es of LRO i s deemed i ssued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project, each representing subsequent draws. The loans will range from $230,100 to $230,500.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONOITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 1620 SADDLERIDGE WAY #1,ATLANTA, GA 30350 ; -"'' 0 INVEST NOW PROPERTY DESCRIPTION As Compl ete (ARV) $925,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After RepairValue (ARV) (!) $925,000 Total· Costs $691,100 0% Skin-in-theFirst lien Loan Cushion (!) Game (!) Purchase Price $400,000Loan To ARV74.7% Purchase Date04/12/2021Loan To Total100.0% (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) Loan To ARV Score (!) 10 Quality of ValuationReport4 Skin-in-the-Game (!) 010 location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW Rate loan ToARV loan Amount Investors Purpose loan PositionTotal oan Amount Repayment Terms F_i_rs_t_L_ie_n JII $23 , ,--:Ba-..l:.l..o_o_n_pay_m_en__t-p_ -r inc_i_p_al_a_n_d_i_nte_r_e_s-t-, BORROWER . . returned on repayment!due at maturity. Reliabl e Investments and RealtY. LLC Charles Hill - principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1190

500 I I Game CD Purchase Date 04/12/2021 100.0% Project Cost View larger map ·"' .•. The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sell the property to repay the Groundfloor loan. !f '""" Media Solutions ft Partners,1&le .ne1 111inM ft Click here to view the LRO Agreement Map data ®2021 Terms of Use R eport a map error Total Debt CD Revenue CD HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Charles Hill Compl eted Projects Average Project ° II Ll _ -----'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUATION SOURCESOR ANY OTHERMATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RELIABLE INVESTMENTS AND REALTYFINANCIAL DATAPROJECTS / REVENUE LLC DATE OF FORMATION * 03/17/2020 Gross Margin% CD IPRINCIPAL FOCUS Single FamilyLoans Funded CDLoans Repaid CDPerYear CDRevenue CD 13 II$250.2K On TimeAverage Project Average Total Repayment CDTime CDProject Costs CD 10.0% _'-l _ 6_m_o_nt_h_s ,ll$79.8K Reportingperiod:three years ending 2020 37.0% $780K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 12,2021by Groundfloor Finance Inc.("Groundfloor ·"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sell the corresponding seri es of LROs on our platform,each of which will be due 6 months from the time such seri es of LRO i s deemed i ssued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project,each representing subsequent draws. The loans will range from $23D,1DO to $230,500.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the OfferingCircul ar for further discussi on of general ri sk factors. CLOSING CONDITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION Address: 1620 SADDLERIDGE WAY #2,ATLANTA,GA 30350 ;§.-.". ''' 0 INVEST NOW FINANCIAL OVERVIEW AfterValue$925,000 TotalProject Costs CD$691,100 Skin-in-theFirst lien Loan Cushion CD Purchase Price$400,000Loan ToARV74.7% Loan To Total CD CD CD VALUATION REPORTS As Complete (ARV) $925,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps 0% --------------------L_ GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of ValuationReport4 Skin-in-the-Game CD010 location8 Borrower Experience5 Borrower Commitment CD1 Rate Projected Termloan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms ,__ F_i_rs_t_L_ie_n ,l I $230, ,..B=:a..:.:.clo.l :.:o.=n.:.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, BORROWER _ . . returned on repayment/ due at maturity. Reliabl e Investments and Realty:' LLC Charles Hill - principal Cli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1191

I I Project Cost PROPERTY DESCRIPTION View larger map ' The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the "' "' McKoy 3: !i f 2! m Map d.ata ®2021 Terms of Us·-Report a map e 0 e rror Revenue (2) Total Debt ® HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Brenda Wyatt Compl eted Projects Average Project Ll _ ----'II II CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUATION SOURCESOR ANY OTHERMATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GA GROWTH 1838503 439 3RD AVEFINANCIAL DATAPROJECTS / REVENUE LLC DATE OF FORMATION * 08/04/2020 Gross Margin% ® IPRINCIPAL FOCUS Fix &Fiip Loans Funded (2)Loans Repaid (2)PerYear (2)Revenue ® 4 02 II$388K On TimeAverage Project Average Total Repayment (2)Time (2)Project Costs (2) 10.0% _'-l _ 5_m_o_nt_h_s ,ll$270K Reportingperiod:three years ending 2020 0.0% Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 23,2021by Groundfloor Finance Inc.("Groundfloor ·"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such seri es of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project,each representing subsequent draws. The loans will range from $167,570 to $250,000.The Financial Overvi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The Borrower has not compl eted or sold any projects in the past year.As such,the Borrower's average revenue,costs,and margins cannot be calculated. • Please consult the OfferingCircular for further discussi on of general ri sk factors. CLOSING CONDITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. Universal Joint DecaturAddress: 439 3RD AVE #1,DECATUR,GA 30030 • V/HtU SI "Borrower intends to sellthe property to repay the Groundfloor loan. -i 0,... zGo19leClick here to view the LRO Agreement INVE5TNOW FINANCIAL OVERVIEW After Value$950,000 TotalCosts $701,650 $116,500 0%----Skin-in-the-First lien oan Cushion (2) Game (2) Purchase Price$380,000loan ToARV61.6% Purchase Date04/23/2021loan To Total82.7% (2) (2) (2) VALUATION REPORTS As Complete (ARV) $950,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score (2)10 Quality of ValuationReport4 Skin-in-the-Game (2)10 location8 Borrower Experience5 Borrower Commitment (2)1 RateProjected Termloan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms ,__F_i_rs_t_L_ie_n,l I $250,000 ,..B=:a..:.:.clo.l :.:o.=n.:.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_la_a_n_d_i_n-et_r_e_s-t-, BORROWER _ . . returned on repayment/ due at maturity. GA GROWTH 1838503 439 ' 3RDAVE LLC Brenda Wyatt - principalCli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1192

 PS-1193

0 370 maturity. I - Skin-in-the-Game (2) 10 I Game (2) Project Cost View larger map Atlanta,GA 30310 intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement Map data ®2021 1ermso{ Use Report a n;ap error Total Debt (2) Revenue (2) Mowbray Rowand Compl eted Projects Average Project ° II L...l _ ----'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESORANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. THE ROWAND GROUP LLC FINANCIAL DATAPROJECTS I REVENUE DATE OF FORMATION * 10/18/2018 Gross Margin% (2) IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Single FamilyLoans Funded (2)Loans Repaid (2)PerYear (2)Revenue (2) 4 3 II $250K On TimeAverage Project Average Total Repayment (2)Time (2)Project Costs (2) 10.0% _'-l _ 6_m_o_n_th_s ,ll$130K Reportingperiod:three years ending 2020 44.0% $985.8K Reportingperiod:2020 Reportingdate:03/31/21 BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to begin renovation of this property on April9,2021by Groundfloor Finance Inc.("Groundfloor "we;·"us or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircul ar. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower is using $116,166.03 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position.The rest of the loan proceeds will be put towards the renovation of the property,much like an acquisition and renovation loan. • Please consult the Off eringCircular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FiliNG INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 1278 EPWORTH STREET SOUTHWEST, ATLANTA,GA 30310 AvonAveSW 1278 Epworth St SW,The Borrower intends to use the loan proceeds to renovate the property. Upon compl etion,the Borrower L S ' G<[ ijle@) 1 INVEST NOW PROPERTY DESCRIPTION After Value$395,000 TotalCosts$294,870 $44,500 0%----Skin-in-the-First l ien oan Cushion (2) Purchase Price$152,000loan To ARV63.4% Purchase Date09/08/2020loan To Total84.3% (2) (2) (2) VALUATION REPORTS As Complete (ARV) $395,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps FINANCIAL OVERVIEW GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) loan To ARV Score (2)10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment (2)1 RateProjected Termloan ToARV loan AmountInvestors Purpose loan Position Total oan Amount Repayment Terms BORROWER ,__ F_i_rs_t_L_ie_n ,ll $25 , ,..B=:a...:.cl.l:o.:o. =.:n.:..p..:.:a.:y.:.:m.:.::.e._n_-t--p-r in_c_i_pa_la_n_d_i_nte_r _ . . returned on repayment/ due at The Rowand GrOUP-LLC Mowbray Rowand - principal ' Cli ck here to view the LRO Agreement _e_s-t-, INVEST NOW Refinance Rehab

 PS-1194

4 640 turity. BORROWER DB Assets LLC I I Game (2) Project Cost 'g View larger map Heards Fei7J-flu NW The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sell the property to repay the Groundfloor loan. Tabul a RasaO Th '"' Go 9le '\ Click here to view the LRO Agreement Map data ®2021 Google Terms of Use Report amap error Value of Properties (2)Total Debt (2) Revenue (2) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES ChukwudiOrubele Compl eted Projects Average Project ° II L..l _ ----'11 CONTAINEDTHEREIN IS HELPFUL,WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OFTHE VALUATION SOURCESOR ANY OTHERMATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA BORROWER SUMMARY UNLESSNOTEDWITHA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DB ASSETS LLC FINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 01/10/2019 Gross Margin% (2) IPRINCIPAL FOCUS Buy & Hold Loans Funded (2)Loans Repaid (2)PerYear (2)Revenue (2) 12 II$327.9K On TimeAverage Project Average Total Repayment (2)Time (2)Project Costs (2) 10.0% _'-l _ 6_m_o_nt_h_s ,ll$85K Reportingperiod:three years ending 2020 28.0% $675K $1SOK $320K Reportingperiod:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 9, 2021by Groundfloor Finance Inc.("Groundfloor;'"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower i s now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the first draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sell the corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such seri es of LRO is deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project,each representing subsequent draws. Both loans will be $254,640. The FinancialOvervi ew box represents the aggregate amount of all loans to be secured by thi s property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the OfferingCircular for further discussi on of general ri sk factors. CLOSING CONOITIONS • Loan is conditi oned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. PROPERTY DESCRIPTION Address: S66 COLDSTREAM COURT NORTHWEST #1,ATLANTA,GA 30328 #::>;;> e language.. Y ' .A..,.. ·····.-?\ o., llf INVEST NOW FINANCIAL OVERVIEW After RepairValue (ARV) (2)$730,000 $92,720 TotalProject Costs (2)$637,280 0%----Skin-in-the-First lien Loan Cushion (2) Purchase Price$540,000 Loan To ARV69.8% Purchase Date04/09/2021Loan To Total79.2% (2) (2} (2) VALUATION REPORTS As Complete (ARV) $730,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (2)10 Quality of ValuationReport4 Skin-in-the-Game (2)10 location8 Borrower Experience5 Borrower Commitment (2)1 Rate Projected Termloan ToARV loan AmountInvestors Purpose loan PositionTotal oan Amount Repayment Terms ,__F_i_rs_t_L_ie_n,l I $25 ,,..B=:a..:.:.clo.l :.:o.=n.:.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_la_a_n_d_i_n-et_r_ _ . . returned on repayment/ due at ma ' ChukwudiOrubel e - principal Cli ck here to view the LRO Agreement e_s-t-, INVEST NOW Purchase & Renovation

 PS-1195

4 640 BORROWER L 79.2% 04/09/2021 Purchase Date Project Cost 'g View larger map Heards Fe":-flu NW The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the Borrower intends to sellthe property to repay the Groundfloor loan. Tab language... Y '"•o"M-..... Go gle A-?\ '\ Value of Properties (!) Total Debt (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES ChukwudiOrubele Compl eted Projects Average Project II II ° 1------'11 2 $327.9K Ll --'II 1 0.0% $85K CONTAINEDTHEREIN IS HELPFUL,WE DONOT USE IT AS THESOLE BASIS FOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES OR ANY OTHERMATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA UNLESSNOTEDWrrHA * ,INFORMATIONBELOW ISSUPPLIEDBYTHE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. OB ASSETS LLC FINANCIAL DATA PROJECTS /REVENUE DATE OF FORMATION * 01/10/2019 Gross Margin% (!) IPRINCIPAL FOCUS Buy& HoldLoans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) On TimeAverage Project Average Total Repayment (!) Time (!) Project Costs (!) Ll _ 6_m_o_nt_hs_ Reportingperiod:three years ending 2020 28.0% $320K $675K $150K Reportingperiod:2020 Reportingdate:03/31/21 BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 9,2021by Groundfloor Finance Inc.("Groundfloo;r ' "we;'"us; or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovati on of the property may be extensive,and therefore subject to delays and other unexpected i ssues. • The renovati on will require permitting,and permits may not be obtained on time or may be denied. • This loan represents the second draw for the construction project and is secured by an individual note. • Each draw on this project i s structured as an individual loan.We will fund each draw from our own capital or credit facilities as and when requested by the Borrower,provided conditi ons for each draw are met as described in our Offering Circular.Once a draw has been approved and funded,we will then sellthe corresponding seri es of LROs on our platform,each of which will be due 12 months from the time such seri es of LRO i s deemed issued,as described in our Offering Circular.Subsequent draws are expected to be requested every two months from the date we advanced the first draw,but may be requested sooner,or later, depending on the progress of constructi on. • There will be multiple l oans on this project, each representing subsequent draws. Both loans will be $254,640. The FinancialOvervi ew box represents the aggregate amount of all loans to be secured by this property,giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will tri gger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • Please consult the OfferingCircul ar for further discussion of general ri sk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS Address: 566 COLDSTREAM COURT NORTHWEST #2, ATLANTA,GA 30328 #o;> The ul a RasaO ' Map data ®2021 Goog!e Terms of Us Report amap errorClick here to vi ew the LRO Agreement INVEST NOW PROPERTY DESCRIPTION As Compl ete (ARV) $730,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After RepairValue (ARV) (!) $730,000 $92,720 Total· Costs $637,280 0% ---Skin-in-theFirst lien LoanCushion (!) Game (!) Purchase Price $540,000 Loan To ARV69.8% Loan To Total (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) Loan To ARV Score (!) 10 Quality of ValuationReport4 Skin-in-the-Game (!) 10 location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW Rate loan ToARV loan Amount Investors Purpose loan PositionTotalloan Amount Repayment Terms F_i_rs_t_L_i_e n JII $25 , ,--:Ba.-.l:.l.._oo_n_pay_m_e_n_t-p_ -ri n c_i_p_a_l a_n_d_i_nte_r_e_s-t-, . .returned on repayment!due at maturity. DB Assets LLC ChukwudiOrubel e - principal Click here to view the LRO Agreement INVEST NOW Pu rchase & Renovation

 PS-1196

1250 DFW Investment ProP-erties EnterP-ri ses, LLC I - Skin-in-the-Game (2) 10 I Game (2) Project Cost Address: 3621LUALLEN DRIVE,CARROLLTON,TX 75007 \ View larger map 11eade ft Center T The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion,the 3621 Luallen Or, . 4 Si' 0 z [ $¥'-Or Goe Click here to view the LRO Agreement Value of Properties (2)Total Debt (2) Revenue (2) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Alfredo Goytia Completed Projects Average Project Ll _ ----'I I II CONTAINEDTHEREIN IS HELPFUL,WE DONOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCESOR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THEDATA *,INFORMATIONBELOW IS SUPPLIED BY THE BORROWERAND ISNOT VERIFIED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. OFW INVESTMENT PROPERTIES FINANCI AL DATA PROJECTS / REVENUE ENTERPRISES, LLC DATE OF FORMATION * 12/08/2020 Gross Margin% (2) IPRINCIPAL FOCUS Single FamilyLoans Funded (2)Loans Repaid (2)PerYear (2)Revenue (2) 9 31 II$149K On TimeAverage Project Average Total Repayment (2)Time (2)Project Costs (2) 166.0% _Ll _1_mon_th_s_--'ll$106K Reportingperiod:three years ending 2020 31.3% $523K $22.8K $313K Reporting period:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 15,2021by Groundfloor Finance Inc.("Groundfloor;"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the OfferingCircular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower's 2020 revenue was derived from rentalproperties because the Borrower's primary focus in 2020 was buy and hold. The Number of Completed Projects reflects the number of rentalunits owned. The Gross Margin reflects the earnings after the expenses of the rentalbusiness, such as mortgage interest, property taxes,and maintenance,have been deducted from gross revenue. • The borrower has had late repayments,but has repaid all loans in full,with all interest and fees due. • Please consult the Off ering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the OfferingCircular SEC FiliNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 81to the OfferingCircular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS - ... \..... EL.t. o, Carrollton, TX 75007 Borrower intends to sellthe property to repay the Groundfloor loan. §Pro l1' <$' ·\. .St Ja•ne.s Or 0 ...V\ Map data ®2021 Terms of Use Report a map error INVEST NOW 1,f h PROPERTY DESCRIPTION After RepairValue (ARV) (2)$350,000 $39,175 TotalProject Costs (2)$310,825 $49,575 0% ----Skin-in-theFirst li en LoanCushion (2) Purchase Price $254,500Loan To ARV 74.6% Purchase Date04/15/2021Loan To Total84.1% (2) (2} (2) VALUATION REPORTS As Complete (ARV) $350,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps FINANCIAL OVERVIEW GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score (2)10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commi tment (2)1 Rate Projected Termoan ToARVloan AmountInvestors BORROWERPurpose loan Position Total oan Amount Repayment Terms ,__ F_i_rs_t_L_ie_n ,l I $26 , ,..=B:..:a.:.clol .:.:.o=n.:.:....:.pa:.:..y:m. :.::.._en_t p_r_in_c_i_p_al_a_n_d_i_nte_r_e_s-t-, _ . . returned on repayment/ due at maturity. Alfredo Goytia - principal ' Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1197

1770 ' Najah Nabaa-principal I - Skin-in-the-Game CD 10 Project Cost ( View larger map Walker Av e Atlanta,GA 30337 _ Borrower intends to sellthe property to repay the Groundfloor loan. J.R Cr camP Go ogle Value of Properties CDTotal Debt CD Revenue CD HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Najah Nabaa Compl eted Projects Average Project ° II L---1 _----'11 CONTAINEDTHEREIN IS HELPFUL,WE DONOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THECOMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWER AND ISNOT VERFI IED. BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RMN INVESTMENT GROUP LLC FINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 10/27/2011 Gross Margin% CD IPRINCIPAL FOCUS Single FamilyLoans Funded CDLoans Repaid CDPerYear CDRevenue CD 13 II $300K On TimeAverage ProjectAverage Total Repayment CDTime CDProject Costs CD 10.0% _'-l _ s_m_o_n_th_s ,ll$250K Reporting period:three years ending 2020 31.0% $808.7K $3SOK Reporting period:2020 Reportingdate:03/31/21 UNLESSNOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on April 12,2021by Groundfloor Finance Inc.("Groundfloor;·"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the OfferingCircul ar for further discussion of general risk factors. CLOSING CONOITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. OEVElOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the l oan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request.These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FiliNG INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. MISCELLANEOUS .o""Address: 2193 PARK TERRACE,COLLEGE PARK ,GA 30337 Barrett Park ,2193 Park Terrace, .. The Borrower intends to use the l oan proceeds to purchase and renovate the property. Upon compl etion,the RugbyLn > p v•CV' t O·(l; Map data ®2021 Terms of Use R eport a map error Click here to view the LRO Agreement INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $387,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps AfterValue$387,000 TotalProject Costs CD$301,970 $30,200 0%----Skin-in-the-First li en Loan Cushion CD Game CD Purchase Price$160,000Loan ToARV 70.2% Purchase Date 04/12/2021Loan To Total89.6% CD CD CD VALUATION REPORTS FINANCIAL OVERVIEW GRADE FACTORS The followingfactors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score CD10 Quality of ValuationReport4 location8 Borrower Experience5 Borrower Commitment CD1 RateProjected Termoan ToARVloan AmountInvestors Purpose loan PositionTotal oan AmountRepayment Terms ,__ F_i_rs_t_L_ie_n ,l I $27 , ,..=B:a...::l.lco.:.:o. =.:n.:..p..:.:a.:y.:.:m.:.::.e._n_t p_r_in_c_i_p_a_a_n_d_i_n-et_r_e_s-t-, BORROWER _ . . returned on repayment/ due at maturity. RMN Investment GrOUP-LLC Cli ck here to view the LRO Agreement INVEST NOW Purchase & Renovation

 PS-1198

2 Click here to view the LRO Agreement ------------------------------------------------------------Project Cost (!) :.\ Artistic Designs View larger map Jacksonville,FL 32221 Borrower intends to sell the property to repay the Groundfloor loan. • 0 .a.. Click here to view the LRO Agreement Map data ®2021 Terms of use Total Debt (!) Revenue (!) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Completed Projects Average Project CONTAINED THEREIN IS HELPFUL,WE DO NOl USE IT AS THE SOLE BASIS FORA FUNDING DECISION. THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUAT ON SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BEL EVE THE DATA RAVE REVIEWS HOMES STAGING, LLCFINANCIAL DATAPROJECTS/ REVENUE DATE OF FORMATION * 02/01/2016 Gross Margin% (!) PRINCIPAL Melissa Morro FOCUS Fix& Fiip loans Funded (!)Loans Repaid (!)Per Year (!)R evenue (!) IL.1_11oIIoII$O On TimeAverage Project Average Total Repayment (!)Time (!)Project Costs (!) 10.0%IL o month_s J11$0 Reporting period:three years ending 2020 0.0% Reporting period:2020 Reportingdate:03/31/21 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 29, 2021by Groundfloor Finance Inc.{"Groundfloor;·"we;· "us;· or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year.As such, the Borrower's average revenue,costs, and margins cannot be calculated. • The Principal has not yet completed or sold any projects. As such, the Principal's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.81to the Offering Circular dated December 29,2017 {each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. Address: 9890 WESTBOURNE CT,JACKSONVILLE,FL 32221 ........,", .., , ark Y Unlimited Inc 9890 Wesbourne Ct,The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the ..... .: I INVEST NOW As Complete {ARV) $403,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) Loan ToARVScore (!)10 Quality of Valuation Report4 Skin-in-the-Game (!)10 Location 8 Borrower Experience5 Borrower Commitment (!) 1 GRADEFACTORS FI NANCIAL OVERVIEW After Re$403,000 TotalCosts (!)$380,000 0% ---Skin-in-the First Lien LoanCushion (!) Game (!) Purchase Price (!} $334,470Loan To ARV (!} 69.5% Purchase Date 03/29/2021Loan To Total 73.1% PROJECT SUMMARY I 9890 WESTBOURNE CT, JACKSONVILLE, FL32221 RateProjected TermLoan ToARV Loan Amount Investors PurposeLoan Position Total Loan Amount Repayment Terms F_ir_s_t_u_e_n _JII $ SO,OOO BORROWER '-. . Rave Reviews Homes Staging, LLC Melissa Morro-principal INVEST NOW r--'-B-la.:.._lo_on__p_a_y_m_en__t-_-pr--i nci--pa_l_a_n_d_ni -t-ere-_s ,t returned on repayment I due at maturity. Purchase& Renovation

 PS-1199

MANAGEMENT DISCUSSION AND ANALYSIS

You should read the following discussion in conjunction with Groundfloor’s unaudited condensed consolidated financial statements and the related notes and the section entitled “Description of the Company’s Business” elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Groundfloor Finance Inc. (“Groundfloor” or “Groundfloor Finance”) maintains and operates the Groundfloor Platform for use by us and Groundfloor subsidiaries to provide real estate development investment opportunities to the public. Groundfloor was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of our common stock. In August 2014, Groundfloor converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The unaudited condensed consolidated financial statements include Groundfloor’s wholly-owned subsidiaries. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, and Groundfloor Yield LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

Funding Loan Advances

To date, the Company has entered into the following financial arrangements designed to facilitate Loan advances.

In November 2016, the Company entered into the Revolver credit facility to fund Loan advances (as defined below). The terms of the credit facility are as follows: Interest accrues at the greater of 10.0% per annum or the weighted average annual interest rate of the Loans then held by Holdings which have been originated with proceeds from the credit facility. The revolving credit facility was originally limited to $1.5 million with an option to increase the limit to $15.0 million (under certain circumstances). In March 2020, in connection with the novel coronavirus pandemic and the related tightening of credit markets, GROUNDFLOOR’s creditor informed the Company that it would cease funding of draws on the Revolver for an undefined period of time and replace the lost financing by expanding on other existing sources of lending capital, most importantly the GROUNDFLOOR Notes program. In response, the Company developed a plan to repay the outstanding principal and accrued interest on the Revolver. The outstanding principal and accrued interest on the Revolver were repaid in full in June 2020 and no outstanding balance remains as of December 31, 2020.

On January 11, 2017, Groundfloor entered into the ISB Note (as defined below) for a principal sum of $1.0 million, which was subsequently increased to $2.0 million, for the purpose of using the proceeds for our loan advance program, but may use the proceeds for other purposes in our sole discretion. The outstanding principal and accrued interest on the ISB Note were repaid in full in September 2019.

Starting in November 2018 and continuing through 2020, Groundfloor entered into various GROUNDFLOOR Notes, secured promissory notes, with accredited investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The principal outstanding as of December 31, 2020, was $18.9 million.

In November and December 2019, Groundfloor entered into various short-term, secured promissory notes with accredited investors. Proceeds from the notes are used by the Company for originating, buying, and servicing loans to developers for the purpose of building, buying, and rehabilitating single family and multifamily structures, or buying land for commercial purposes. The aggregate principal outstanding of these loans as of December 31, 2019, was $1.3 million; those loans were repaid in full at maturity during the twelve months ended December 31, 2020 and no balance remains outstanding as of December 31, 2020.

Financial Position and Operating History

In connection with their audit for the year ended December 31, 2020, our auditors expressed substantial doubt about our ability to continue as a going concern due to our losses and cash outflows from operations. To strengthen our financial position, Groundfloor have continued to raise additional funds through convertible debt and equity offerings.

Groundfloor has a limited operating history and have incurred a net loss since our inception. Our net loss was $4.8 million for the six months ended December 31, 2020. To date, Groundfloor has earned limited revenues from origination and servicing fees charged to borrowers in connection with the loans made by the Company and its wholly-owned subsidiaries GRE 1 and Groundfloor GA corresponding to the LROs and Georgia Notes. Groundfloor has funded our operations primarily with proceeds from our convertible debt and preferred stock issuances, which are described below under “Liquidity and Capital Resources”. Over time, Groundfloor expects that the number of borrowers and lenders, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in this Offering Circular will not be used to directly finance our operations. Groundfloor will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, Groundfloor collects origination and servicing fees on Loans Groundfloor is able to make to Developers, which Groundfloor recognizes as revenue. The more Loans Groundfloor is able to fund through the proceeds of our offerings, the more fee revenue Groundfloor will make. With increased fee revenue, our financial condition will improve. However, Groundfloor does not anticipate this increased fee revenue to be able to fully support our operations through the next twelve months.

Groundfloor’s operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance its operations until Groundfloor reach profitability and become cash-flow positive, which Groundfloor does not expect to occur before 2021. Groundfloor’s operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before Groundfloor reaches profitability.

To date, the company has raised funds for operations through multiple common stock, preferred stock, and convertible note fundraising rounds. In 2020, the company raised approximately $0.5 million in a 2020 Common Stock Offering and has, as of December 31, 2020, raised approximately $2.7 million in new operating capital through a Series B preferred stock offering. See “Liquidity and Capital Resources” below.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which Groundfloor has prepared in accordance with generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our consolidated financial statements included elsewhere in this Offering Circular.

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed and it is probable that the project will be completed and the software will be used as intended. Internal use software and website development costs are amortized on a straight line basis over the project’s estimated useful life, generally three years. Capitalized internal use software development costs consist of fees paid to third-party consultants who are directly involved in development efforts. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Development costs of our website incurred in the preliminary stages of development are expensed as incurred. Once preliminary development efforts are successfully completed, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use.

Share Based Compensation

Groundfloor accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees and nonemployees, including the grant of employee stock options, to be recognized in the income statement based on its fair value at the measurement date (generally the grant date). The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual loans and all loans in fundamental default. The tables below include all loans deemed impaired, whether or not individually assessed for impairment. If a loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Provision for Income Taxes

Groundfloor accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized.

Results of Operations

Twelve Months Ended December 31, 2020 and 2019

	Twelve Months Ended December 31,
	2020	2019
Non-interest revenue:
Origination fees	$2,548,305	$2,748,150
Loan servicing revenue	1,348,332	1,964,284
Total non-interest revenue	3,896,637	4,712,434
Net interest income:
Interest income	7,597,436	6,323,801
Interest expense	(6,042,535)	(4,633,122)
Net interest income	1,554,901	1,690,679
Net revenue	5,451,538	6,403,113
Cost of revenue	(611,436)	(779,756)
Gross profit	4,840,102	5,623,357
Operating expenses:
General and administrative	3,006,854	2,514,202
Sales and customer support	2,457,720	2,939,149
Development	1,205,399	1,125,071
Regulatory	353,103	208,874
Marketing and promotions	1,453,840	1,515,558
Total operating expenses	8,476,916	8,302,854
Loss from operations	(3,636,814)	(2,679,497)
Interest expense on corporate debt instruments	1,149,819	1,157,769
Net loss	$(4,786,633)	$(3,837,266)

Net Revenue

Net revenue for the twelve months ended December 31, 2020 and 2019 was $5.5 million and $6.4 million, respectively, a decrease of $0.9 million or 14.9%. The Company facilitated the origination of 380 and 646 developer loans during the twelve months ended December 31, 2020 and 2019, respectively. Origination fees and loan servicing revenue were earned related to the origination of these developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.0% to 6.0%. The fees are deducted from the loan proceeds at the time of issuance. Loan servicing revenue are fees incurred in servicing the developer’s loan. Additionally, Groundfloor incurred net interest income during the loan advance period. The decrease in net interest income is due to the decrease in the overall portfolio size. Groundfloor expects operating revenue to increase as its loan application and processing volume increases.

Gross Profit

Gross profit for the twelve months ended December 31, 2020 and 2019 was $4.8 million and $5.6 million, respectively, a decrease of $0.8 million or 13.9%. The decrease in gross profit was due primarily to a reduction in origination and servicing revenues, as the Company originated fewer loans in both units and total loan volume relative to the prior year. The decrease in origination volume is attributable to a drastic reduction in lending in the second fiscal quarter, attributable to pandemic-related circumstances. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the twelve months ended December 31, 2020 and 2019, were $3.0 million and $2.5 million, respectively, an increase of $0.6 million or 20.0%. General and administrative expenses consists primarily of employee compensation cost, professional fees, consulting fees and rent expense. The increase was driven primarily by an increase in stock compensation expense and shifting of some key employee salaries to general and administrative expense to align with changes in their roles. Groundfloor expects general and administrative expense will continue to increase due to the planned investment in business infrastructure required to support its growth.

Sales and Customer Support

Sales and customer support expense for the twelve months ended December 31, 2020 and 2019, were $2.5 million and $3.0 million, respectively, a decrease of $0.5 million or 16.4%. Sales and customer support expense consists primarily of employee compensation cost. The decrease was primarily due to a decrease in compensation related to a reduction of headcount. Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in customer acquisition and support required to support its growth.

Development Expense

Development expense for the twelve months ended December 31, 2020 and 2019, were $1.2 million and $1.1 million, respectively, an increase of $0.1 million or 7.1%. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. The increase was attributable to an increase in compensation cost as a result of new hiring and compensation adjustments. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the twelve months ended December 31, 2020 and 2019, were $0.4 million and $0.2 million, respectively, an increase of $0.2 million or 69.1%. Regulatory expense consists primarily of legal fees and compensation cost required to maintain SEC and other regulatory compliance. Groundfloor expects regulatory expense may increase due to the additional expense related to qualifying our offerings with the SEC, including our transition to Tier 2 under Regulation A, which will require complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the twelve months ended December 31, 2020 and 2019, remained approximately constant at $1.5 million for both periods. A reduction in marketing aimed at attracting borrowers, a consequence of a reduction in lending activity, was approximately offset by an increase in marketing and advertising aimed at attracting new investors. Marketing and promotions expense consists primarily of consulting expense, compensation cost as well as promotional and advertising expense.

Interest Expense

Interest expense for the twelve months ended December 31, 2020 and 2019, excluding interest paid on limited recourse obligations and GROUNDFLOOR Notes, was $1.1 million and $1.2 million, respectively, a decrease of $0.1 million or $0.7%. The company incurred $0.5 million and $0.8 million in interest expense warehousing loans on the Revolver during the twelve months ended December 31, 2020 and 2019, respectively. Interest expense related to the 2019 Subordinated Convertible Notes (as defined below) of $0.6 million and $0.3 million was recognized during the twelve months ended December 31, 2020 and 2019, respectively.

Net Loss

Net loss for the twelve months ended December 31, 2020 and 2019 was $4.8 million and $3.8 million, respectively, a net loss increase of $1.0 million or 24.7%. The increase in the net loss was primarily attributable to a reduction in lending volume leading to a reduction in net revenue from $6.4 million to $5.4 million, with no significant reduction in operating costs.

Liquidity and Capital Resources

The audited condensed consolidated financial statements included in this Offering Circular have been prepared assuming that Groundfloor will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The audited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor be unable to continue as a going concern.

Groundfloor incurred a net loss for the twelve months ended December 31, 2020 and 2019, and have an accumulated deficit as of December 31, 2020 of $26.2 million. Since our inception, Groundfloor have financed our operations through debt and equity financing from various sources. Groundfloor are dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the twelve months ended December 31, 2020	For the twelve months ended December 31, 2019
Operating activities	$(4,889,069)	$(769,848)
Investing activities	4,211,763	(40,097,871)
Financing activities	407,282	39,957,827
Net increase (decrease) in cash	$(270,024)	$629,804

Net cash flows from operating activities for the twelve months ended December 31, 2020 and 2019, was $(4.9) million and $0.8 million, respectively. Net cash used in operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash flows from investing activities for the twelve months ended December 31, 2020 and 2019 was $4.2 million and $(40.1) million, respectively. Net cash used in investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash flows from financing activities for the twelve months ended December 31, 2020 and 2019 was $0.4 million and $39.9 million, respectively. Net cash provided by financing activities primarily represents proceeds from the issuance of GROUNDFLOOR Notes and LROs to investors through the Groundfloor Platform, and proceeds from equity offerings, offset by repayments of GROUNDFLOOR Notes and LROs to investors.

Groundfloor issued and sold 91,259 shares Series Seed Preferred Stock at an initial closing on December 5, 2014 (the “Series Seed Initial Closing”), for total proceeds of $475 thousand, pursuant to the Series Seed Preferred Stock Purchase Agreement (the “Series Seed Purchase Agreement”), dated December 5, 2014 between us and the investors named therein (the “Series Seed Investors”). In addition, at the Series Seed Initial, the entire unpaid principal and interest outstanding under certain previously-issued convertible promissory notes converted into 276,391 additional shares of Series Seed Preferred Stock. Groundfloor issued and sold an aggregate of 201,146 additional shares of Series Seed Preferred Stock, for total proceeds of $1.1 million, at subsequent closings on April 1, 2015, May 12, 2015 and August 31, 2015 (collectively, the “Series Seed Subsequent Closings” and together, with the Series Seed Initial Closing, the “Series Seed Financing”). Pursuant to the Series Seed Purchase Agreement, the Company sold each share of Series Seed Preferred Stock for $5.205 per share. In connection with the Series Seed Financing, Groundfloor also entered into an Investors’ Rights Agreement with the Series Seed Investors and certain holders of our common stock, which was subsequently amended and restated in connection with the Series A Financing. The shares of Series Seed Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series Seed Financing terminated following the final Series Seed Subsequent Closing and Groundfloor does not intend to sell any additional shares of Series Seed Preferred Stock.

During November 2015, Groundfloor entered into promissory notes with investors for total proceeds of $250 thousand (the “2015 Bridge Notes”). The notes incur interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of May 5, 2016 or the closing of an equity financing with gross proceeds of at least $4.3 million. The 2015 Bridge Notes and all accrued but unpaid interest thereunder were cancelled as consideration for 37,561 shares of Series A Preferred Stock in connection with the Series A Initial Closing. The notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The 2015 Bridge Notes Financing terminated with the closing of the Series A Financing.

In addition, Groundfloor issued and sold 709,812 shares of Series A Preferred Stock at an initial closing on November 24, 2015 and subsequent closings through December 2015, for total gross proceeds of approximately $4.7 million, pursuant to the Series A Preferred Stock Purchase Agreement. Pursuant to the Series A Purchase Agreement, the Company sold each share of Series A Preferred Stock for $6.69 per share. The shares of Series A Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series A Financing terminated in December 2015 and Groundfloor does not intend to sell any additional shares of Series A Preferred Stock.

On November 1, 2016, Holdings, the Company’s wholly-owned subsidiary, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital. The credit agreement (the “Credit Agreement”) provides for revolving loans up to a maximum aggregate principal amount of $1.5 million (the “Revolving Credit Commitments”). The Revolver will be used for bridge funding of underlying loans pending qualification from the SEC. The term of the Revolver was extended in October 2017 and will mature on April 4, 2019.

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement, which amended the Credit Agreement to increase the Revolving Credit Commitments thereunder from $1.5 million to $2.5 million. On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement, which amended the Credit Agreement to increase the Revolving Credit Commitments thereunder from $2.5 million to $3.5 million. On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement, which increased the Revolving Credit Commitments thereunder from $3.5 million to $4.5 million. The other terms of the credit facility remain unchanged.

On April 4, 2018, the Credit Agreement dated as of November 2, 2016, as amended by the First Amendment as of November 14, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

In March 2020, in connection with the novel coronavirus pandemic and the related tightening of credit markets, GROUNDFLOOR’s creditor informed the Company that it would cease funding of draws on the Revolver for an undefined period of time and replace the lost financing by expanding on other existing sources of lending capital, most importantly the GROUNDFLOOR Notes program. In response, the Company developed a plan to repay the outstanding principal and accrued interest on the Revolver. The outstanding principal and accrued interest on the Revolver were repaid in full in June 2020 and no outstanding balance remains as of December 31, 2020.

On January 11, 2017, Groundfloor entered into the ISB Note in favor of ISB for a principal sum of $1.0 million. Groundfloor paid to ISB an origination fee of $10 thousand concurrently with the funding by ISB of the principal of the ISB Note. Groundfloor subsequently entered into an amendment to the ISB Note extending the repayment schedule in return for a $5 thousand amendment fee, a second amendment increasing the principal amount outstanding to $2.0 million for a $30 thousand amendment fee, a third amendment further extending the repayment schedule among other terms described below in return for a $10 thousand amendment fee, and a fourth amendment further extending the repayment schedule among other terms described below for a $10 thousand amendment fee.

The ISB Note incurs interest at the rate of 8% per annum from January 11, 2017 until September 30, 2017 and 14% per annum from October 1, 2017 until payment in full of the ISB Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The ISB Note must be repaid as follows: (i) $50,000, plus any accrued but unpaid interest thereon, commencing on April 30, 2019, and each month thereafter, (ii) $1,000,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019, and (iii) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2020. As of the date hereof, the principal sum was paid in full and the note is no longer outstanding.

The ISB Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The ISB Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the ISB Note shall increase by 7%. As collateral security for the ISB Note, Groundfloor granted to ISB a first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s credit facility with Revolver Capital; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by us or one of our subsidiaries; and (iii) the equity interest in any subsidiary formed by us for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the ISB Note, the Company agreed to issue to ISB a warrant for the purchase of shares of our common stock on the first day of each quarter commencing on October 1, 2017 until the ISB Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock, (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock.

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1.0 million of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement states that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019.

As of December 31, 2019, there was no remaining balance outstanding on the Company’s Consolidated Balance Sheets. Amortization of deferred financing costs related to the 2017 ISB Note was $25,000 for the year ended December 31, 2019. Amortization of the related debt discount was $223,000 for the year ended December 31, 2019.

From March 2017 to December 2017, Groundfloor issued subordinated convertible notes (the “Subordinated Convertible Notes”) to investors for total proceeds of $2.1 million (the “2017 Note Financing”). On October 27, 2017, the Company entered into amendments to the outstanding Subordinated Convertible Notes and related Subordinated Convertible Promissory Note Purchase Agreement raising the principal amount of Subordinated Convertible Notes that may be sold to $2.0 million, extending the maturity date, and allowing the Subordinated Convertible Notes, at the option of the holders, to convert outstanding principal and accrued but unpaid interest into shares of the Company’s common stock as described below. In November 2017, Groundfloor issued Subordinated Convertible Notes to investors for additional proceeds of $675 thousand. Furthermore, in December 2017, Groundfloor oversubscribed and issued Subordinated Convertible Notes to investors for additional proceeds of $550 thousand. The notes incur interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of September 30, 2019 or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of our preferred stock issued in the financing at a price per share equal to 75% of the price per share of the preferred stock financing. In the event of a closing of a common stock financing under Regulation A with gross proceeds of at least $3.0 million (“Qualified Common Financing”) prior to the Maturity Date, then each holder may elect, in its discretion, to convert the outstanding principal and all accrued but unpaid interest into shares of our common stock issued in the financing at a price per share equal to 90% of the price per share of the common stock financing. The indebtedness represented by the Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and ISB Note.

On February 9, 2018, Groundfloor launched an offering of our common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). As described in this Offering Circular, Groundfloor is offering up to 500,000 shares of our common stock at $10 per share, with a minimum investment of $100, or 10 shares of common stock. The aggregate initial offering price of our common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. Groundfloor is also offering a Bonus Share Program where Groundfloor may issue up to 30,000 additional bonus shares of our common stock pursuant to the terms of this Offering Circular. As of December 31, 2018, Groundfloor issued 437,917 shares of common stock in the 2018 Common Stock Offering for $4.2 million in proceeds.

On October 12, 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for proceeds of $1.5 million.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of $3.1 million in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3.6 million. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $0.4 million at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. As a result of the offering, the Company received gross proceeds of approximately $0.5 million in exchange for the issuance of 30,794 shares of common stock.

In April 2020, the Company obtained an $829,100 loan under the Paycheck Protection Program (“PPP”). The Company used the PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

In July 2020, the Company launched an offering of 548,546 shares of Series B Preferred Stock at $18.23 per share (“Series B Preferred Stock Offering”). As a result of the offering, the Company has as of December 31, 2020 received gross proceeds of approximately $2.7 million in exchange for the issuance of 159,748 shares of Series B preferred stock. The Series B Preferred Stock Offering remains open and accepting new investment as of December 31, 2020.

Groundfloor has incurred losses since its inception, and Groundfloor expects it will continue to incur losses for the foreseeable future. Groundfloor requires cash to meet its operating expenses and for capital expenditures. To date, Groundfloor has funded its cash requirements with proceeds from its convertible note and preferred stock issuances. Groundfloor anticipate that it will continue to incur substantial net losses as it grows the Groundfloor Platform. Groundfloor does not have any committed external source of funds, except as described above. To the extent our capital resources are insufficient to meet its future capital requirements, Groundfloor will need to finance its cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all. On October 30, 2017, Groundfloor filed an offering statement on Form 1-A with the SEC for a proposed offering of its common stock. On February 9, 2018, Groundfloor’s offering statement on Form 1-A was qualified to issue Groundfloor common stock.

Plan of Operation

Prior to September 2015, Groundfloor’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor has not issued, and do not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1, its wholly-owned subsidiary, in each case under Tier 1 of Regulation A. In January 2018, Groundfloor’s offering statement relating to the offer and sale of limited recourse obligations (the “LRO Offering Circular”) was qualified by the SEC under Tier 2 of Regulation A, raising the annual aggregate amount of LROs which Groundfloor may offer and sell to $50 million, less any other securities sold by Groundfloor under Regulation A (including pursuant to this Offering Circular). Groundfloor has filed, and intends to continue to file, post-qualification amendments to the LRO Offering Circular on a regular basis to include additional series of LROs. Groundfloor expect to expand the number of states in which Groundfloor offers and sells LROs during the next 12 months. With this increased geographic footprint, Groundfloor expects that the number of borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of Groundfloor loans and corresponding offerings increase, Groundfloor plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2021. Future equity or debt offerings by Groundfloor will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability. Groundfloor expects to hire more staff to support its expected growth in operations and to invest heavily in marketing throughout the next year.

Off-Balance Sheet Arrangements

We do not engage in any off-balance sheet financing activities. We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

 GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2020 and 2019

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

December 31, 2020 and 2019

Independent Auditor’s Report

To the Board of Directors

Groundfloor Finance, Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia,
March 15, 2021

cbh.com

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2020	2019
Assets
Current assets:
Cash	$1,429,172	$1,699,196
Loans to developers, net	63,215,374	73,851,996
Interest receivable on loans to developers	3,545,454	2,867,914
Other current assets	2,631,801	937,645
Total current assets	70,821,801	79,356,751
Property, equipment, software, website, and intangible assets, net	1,056,577	971,607
Other assets	71,302	42,603
Total assets	$71,949,680	$80,370,961
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,189,807	$4,602,116
Accrued interest on limited recourse obligations	2,831,984	2,251,926
Limited recourse obligations, net	45,926,226	53,124,759
Revolving credit facility	-	10,460,752
Convertible notes, net of discount of $126,352 and $368,526	2,661,774	3,238,474
Short-term notes payable	19,806,920	8,085,257
Total current liabilities	73,416,711	81,763,284
Other liabilities	138,680	136,819
Total liabilities	73,555,391	81,900,103
Commitments and contingencies (See Note 12)
Stockholders’ deficit:
Common stock, no par, 5,000,000 shares authorized, 2,165,923 and 2,102,720 issued and outstanding	11,596,087	10,564,771
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series Seed convertible preferred stock, no par, 575,000 shares designated, 568,796 shares issued and outstanding (liquidation preference of $2,721,091)	2,609,091	2,609,091
Series B convertible preferred stock, no par, 548,546 shares designated, 188,036 and 0 shares issued and outstanding (liquidation preference of $3,427,896 and $0)	3,145,092	-
Additional paid-in capital	2,336,551	1,802,895
Accumulated deficit	(26,254,407)	(21,467,774)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(1,605,711)	(1,529,142)
Total liabilities and stockholders’ deficit	$71,949,680	$80,370,961

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2020	2019
Non-interest revenue:
Origination fees	$2,548,305	$2,748,150
Loan servicing revenue	1,348,332	1,964,284
Total non-interest revenue	3,896,637	4,712,434
Net interest income:
Interest income	7,597,436	6,323,801
Interest expense	(6,042,535)	(4,633,122)
Net interest income	1,554,901	1,690,679
Revenue	5,451,538	6,403,113
Cost of revenue	(611,436)	(779,756)
Gross profit	4,840,102	5,623,357
Operating expenses:
General and administrative	3,006,854	2,514,202
Sales and customer support	2,457,720	2,939,149
Development	1,205,399	1,125,071
Regulatory	353,103	208,874
Marketing and promotions	1,453,840	1,515,558
Total operating expenses	8,476,916	8,302,854
Loss from operations	(3,636,814)	(2,679,497)
Interest expense on corporate debt instruments	1,149,819	1,157,769
Net loss	$(4,786,633)	$(3,837,266)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Deficit

	Series A		Series Seed		Series B
	Convertible		Convertible		Convertible				Additional		Stock	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ equity as of December 31, 2018	747,373	4,962,435	568,796	2,609,091	-	-	1,732,585	6,125,264	1,083,572	(17,630,508)	(560)	(2,850,706)
2019 Crowdfunded equity raise, net of offering costs	-	-	-	-	-	-	207,735	3,073,307	-	-	-	3,073,307
Issuance of bonus shares							6,800	-	-			-
Exercise of stock options							7,937	17,379	-			17,379
Conversion of convertible note							147,663	1,348,821	-			1,348,821
Share-based compensation expense	-	-	-	-	-	-	-	-	318,545		-	318,545
Beneficial conversion feature									400,778			400,778
Net loss	-	-	-	-	-	-	-	-	-	(3,837,266)	-	(3,837,266)
Stockholders’ equity as of December 31, 2019	747,373	4,962,435	568,796	2,609,091	-	-	2,102,720	10,564,771	1,802,895	(21,467,774)	(560)	(1,529,142)
2020 Crowdfunded equity raise, net of offering costs	-	-	-	-	-	-	30,794	538,720	-	-	-	538,720
Issuance of Series B preferred shares, net of offering costs					159,748	2,679,234	-	-	-			2,679,234
Conversion of convertible notes					28,288	465,858	30,841	488,707	-			954,565
Exercise of stock options							1,568	3,889	-			3,889
Share-based compensation expense	-	-	-	-	-	-	-	-	533,656		-	533,656
Net loss	-	-	-	-	-	-	-	-	-	(4,786,633)	-	(4,786,633)
Stockholders’ equity as of December 31, 2020	747,373	4,962,435	568,796	2,609,091	188,036	3,145,092	2,165,923	11,596,087	2,336,551	(26,254,407)	(560)	(1,605,711)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(4,786,633)	$(3,837,266)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	527,862	481,533
Share-based compensation	533,656	401,930
Noncash interest expense	274,674	85,089
Loss on sale of real estate owned	16,816	-
Origination of loans held for sale	(1,060,410)	(13,659,207)
Proceeds from sales of loans held for sale	1,968,800	15,320,281
Debt conversion inducement expense	41,633	-
Changes in operating assets and liabilities:
Other assets	8,406	(133,042)
Interest receivable on loans to developers	(677,540)	(1,085,699)
Accounts payable and accrued expenses	(2,316,392)	2,308,919
Accrued interest on limited recourse obligations	580,059	887,310
Net cash flows from operating activities	(4,889,069)	769,848
Cash flows from investing activities
Loan payments to developers	(66,314,737)	(87,710,983)
Repayments of loans from developers	69,503,979	46,214,398
Proceeds from sale of properties held for sale	1,715,352	2,018,836
Purchases of computer equipment and furniture and fixtures	(53,499)	(50,373)
Payments of software and website development costs	(559,332)	(569,749)
Other investing activities	(80,000)	-
Net cash flows from investing activities	4,211,763	(40,097,871)
Cash flows from financing activities
Proceeds from limited recourse obligations	62,279,248	72,042,001
Repayments of limited recourse obligations	(66,610,220)	(47,889,960)
Borrowings from the revolving credit facility	3,069,028	58,820,632
Repayments on the revolving credit facility	(13,562,280)	(53,827,652)
Proceeds from issuance of short-term notes payable	68,950,380	24,070,230
Repayments of short-term notes payable	(58,057,817)	(17,260,860)
Proceeds from issuance of convertible notes	288,000	3,174,000
Proceeds from loan under Paycheck Protection Program	829,100	-
Proceeds from issuance of Series B convertible preferred stock, net of offering costs	2,679,234	-
Proceeds from issuance of common stock, net of offering costs	538,720	3,073,307
Repayments of convertible notes	-	(450,000)
Repayment of 2017 Note	-	(1,750,000)
Payment of deferred financing costs	-	(61,250)
Exercise of stock options	3,889	17,379
Net cash flows from financing activities	407,282	39,957,827
Net increase (decrease) in cash	(270,024)	629,804
Cash as of beginning of the year	1,699,196	1,069,392
Cash as of end of the year	$1,429,172	$1,699,196
Supplemental cash flow disclosures:
Cash paid for interest	$1,260,238	$1,218,759

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2020	2019
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$4,911,985	$2,015,376
Write-down of loans to developers, net and limited recourse obligations, net	308,676	484,282
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	3,002,041	224,106
Conversion of convertible notes payable and accrued interest into common stock or Series B convertible preferred stock	912,933	1,348,821
Increase in allowance for loan to developers and limited recourse obligations	640,000	-
Issued warrants in connection with notes payable	-	139,896
Issued advance agreements for convertible notes payable	-	288,000

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “GROUNDFLOOR,” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, and Groundfloor Yield LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; Groundfloor Real Estate 2, LLC; and Groundfloor Yield LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

Effective for 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing. Consequently, there was no transition adjustment required on the accompanying financial statements for adopting Topic 606.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 5.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when formal closing has occurred and funds have transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred.

Loan Servicing Revenue

Loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected. Direct costs to service Loans are recorded as expenses as incurred.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the years ended December 31, 2020 and 2019.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding Investor Georgia Notes (if issued by Groundfloor GA) or LROs (if issued by Groundfloor Finance Inc.) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations, net” refers to both Georgia Notes and LROs. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. LROs are the Company’s currently registered securities. Both Georgia Notes and LROs represent similar obligations of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2020 and 2019. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” are originally recorded at outstanding principal, then subsequently increased as additional draws are disbursed to developers. “Limited recourse obligation, net” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans, then subsequently increased as those funds are disbursed to developers. Funds committed by investors in LROs but not yet disbursed to developers on the underlying Loans were approximately $20,868,000 and $8,218,000, as of December 31, 2020 and 2019, respectively. These funds are netted against gross balances of approximately $66,794,000 and $61,343,000 as of December 31, 2020 and 2019, respectively, on the accompanying Consolidated Balance Sheets.

The interest rate associated with a Loan is the same as the interest rate associated with the corresponding Georgia Notes or LROs.

The Company’s obligation to pay principal and interest on a Georgia Note or LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net.” Amounts collected related to a defaulted Loan are returned to the Investors based on their pro rata portion of the corresponding Georgia Notes or LROs, if applicable, less collection costs incurred by the Company.

The Investors may remit funds through the Company’s online portal prior to the actual Loan being closed. These funds are held in an escrow account controlled by a major bank and are not recognized as an LRO until the Loan is closed and funds are transferred to the Developer, which occurs through an EFT transaction. Each Investor escrow account receives FDIC insurance coverage on cash balances subject to normal FDIC coverage rules.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed and funds have been disbursed to borrowers. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of approximately $3,360,000 and $2,720,000 as of December 31, 2020 and 2019, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of approximately $4,304,000 and $2,720,000 as of December 31, 2020 and 2019, respectively.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers the Company’s website. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation and operation stages are expensed as incurred. Capitalized software development costs are amortized over the estimated useful life of the related software. The Company recognized approximately $448,000 and $415,000 in expense related to amortization of software development costs for the years ended December 31, 2020 and 2019, respectively.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, leasehold improvements, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of Company’s domain names. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis. The Company recognized approximately $2,000 in amortization expense during the years ended December 31, 2020 and 2019.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the year ended December 31, 2019, offering costs of approximately $41,000 incurred in connection with the 2019 Common Stock Offering were deferred and charged against the gross proceeds of the offering in stockholders’ equity.

For the year ended December 31, 2020, offering costs of approximately $233,000 incurred in connection with the issuance of Series B preferred stock were deferred and charged against the gross proceeds of the offering in stockholders’ equity. Offering costs incurred in connection with the 2020 Common Stock Offering were not material and were expensed as incurred.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred approximately $607,000 and $274,000 in advertising costs during the years ended December 31, 2020 and 2019, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets as a component of “Other liabilities”. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred approximately $309,000 and $248,000 in rent expense for office facilities during the years ended December 31, 2020 and 2019, respectively.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), in July 2018 and the issuance of ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), in July 2018. While the guidance in these pronouncements was originally scheduled to take effect for the Company for the year ending December 31, 2020, the FASB subsequently issued ASU 2020-05 in June 2020 deferring the effective date. The guidance in these pronouncements will therefore be effective for the Company for the year ending December 31, 2022. The Company is currently evaluating the effect of this guidance on the Company’s Consolidated Financial Statements.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The FASB subsequently issued a number of pronouncements amending or clarifying ASU 2016-13, including the following: in November 2018, Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”); in May 2019, Accounting Standards Update 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”); in November 2019, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”); and in November 2019, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2019-11”). ASU 2016-13 and the subsequent related pronouncements significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. For public business entities that meet the definition of an SEC filer, ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019; for all other public business entities, the guidance is effective for fiscal years beginning after December 15, 2020; for all other entities (private companies, not-for-profit organizations, and employee benefit plans), the guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The amendments in this update simplify the accounting for convertible interest by removing the requirement to separately account for an embedded conversion feature from the host contract in certain instances. The guidance are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six months to a year.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2020 and 2019, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$2,553,516	$87,500	$612,546	$3,253,562
B	6,340,810	1,344,234	5,103,005	12,788,049
C	23,559,735	6,183,234	7,548,514	37,291,483
D	9,226,680	1,656,123	1,403,046	12,285,849
E	77,895	686,525	192,011	956,431
F	-	-	-	-
G	-	-	-	-
Gross amount as of December 31, 2020	$41,758,636	$9,957,616	$14,859,122	$66,575,374
Less: Allowance for loan losses				(3,360,000)
Carrying amount as of December 31, 2020				$63,215,374

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$5,356,177	$115,256	$350,000	$5,821,433
B	15,610,763	1,992,394	528,367	18,131,524
C	33,204,844	2,147,561	3,879,901	39,232,306
D	10,624,400	314,319	1,717,097	12,655,816
E	640,916	-	90,000	730,916
F	-	-	-	-
G	-	-	-	-
Gross amount as of December 31, 2019	$65,437,100	$4,569,530	$6,565,365	$76,571,996
Less: Allowance for loan losses				(2,720,000)
Carrying amount as of December 31, 2019				$73,851,996

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2020, the Company placed Loans of approximately $14,859,122 recorded to “Loans to developers, net” on nonaccrual status.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents an analysis of past due Loans as of December 31, 2020 and 2019:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$35,134,514	350,000	34,784,514
Less than 90 days past due	10,994,226	270,000	10,724,226
More than 90 days past due	20,446,634	2,740,000	17,706,634
Total as of December 31, 2020	$66,575,374	3,360,000	63,215,374

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$65,884,046	$730,000	$65,154,046
Less than 90 days past due	5,792,759	240,000	5,552,759
More than 90 days past due	4,895,191	1,750,000	3,145,996
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2020:

Balance
Nonaccrual loans	$14,859,122
Fundamental default not included above	-
Total impaired loans	14,859,122

Interest income recognized on impaired loans	$1,251,441

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2020:

Balance
Principal loan balance	$22,328,583

Related allowance	$2,908,000
Average recorded investment	$174,000

The following is a summary of information pertaining to impaired loans as of December 31, 2019:

Balance
Nonaccrual loans	$6,565,365
Fundamental default not included above	-
Total impaired loans	6,565,365

Interest income recognized on impaired loans	$173,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2019:

Balance
Principal loan balance	$6,565,365

Related allowance	$2,020,000
Average recorded investment	$205,000

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs.

The following table presents “Loans to developers, net” by performance state as of December 31, 2020 and 2019:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$41,758,636	420,000	41,338,636
Workout	9,957,616	220,000	9,737,616
Fundamental default	14,859,122	2,720,000	12,139,122
Total as of December 31, 2020	$66,575,374	3,360,000	63,215,374

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$65,437,101	$630,000	$64,807,101
Workout	4,569,530	70,000	4,499,530
Fundamental default	6,565,365	2,020,000	4,545,365
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2020 and 2019:

Balance
Balance, December 31, 2019	$2,720,000
Allowance for loan loss	948,676
Loans charged off	(308,676)
Outstanding as of December 31, 2020	$3,360,000
Period-end amount allocated to:
Loans evaluated individually for impairment	$2,240,000
Loans evaluated collectively for impairment	560,000
General population of loans, other than those specifically identified	560,000
Balance, December 31, 2020	$3,360,000
Loans:
Loans evaluated individually for impairment	$3,814,468
Loans evaluated collectively for impairment	11,205,286
General population of loans, other than those specifically identified	51,555,620
Balance, December 31, 2020	$66,575,374

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	2,750,000
Loans charged off	(530,000)
Outstanding as of December 31, 2019	$2,720,000
Period-end amount allocated to:
Loans evaluated individually for impairment	1,860,000
Loans evaluated collectively for impairment	160,000
General population of loans, other than those specifically identified	700,000
Balance, December 31, 2019	$2,720,000
Loans:
Loans evaluated individually for impairment	3,456,044
Loans evaluated collectively for impairment	3,109,321
General population of loans, other than those specifically identified	70,006,631
Balance, December 31, 2019	$76,571,996

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4:	OTHER CURRENT ASSETS

“Other current assets” at December 31, 2020 and 2019, consists of the following:

	2020	2019
Other real estate owned (1)	$2,154,477	$210,962
Due from related party (2)	434,784	417,381
Rent deposit, current portion	21,302	21,302
Advance agreements (3)	-	288,000
Other	21,239	-
Other current assets	$2,631,801	$937,645

(1)	During the year ended December 31, 2020 the Company transferred $4,912,985 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operations from this transfer. The Company recorded a decrease of approximately $944,442 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

(2)	Loan and accrued interest receivable from related parties. Refer to Note 11 – Related Party Transactions.

(3)	Advance agreements for the purchase of 2019 Subordinated Convertible Notes. Refer to Note 7 – Debt.

NOTE 5:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2020 and 2019, consists of the following:

	2020	2019
Software and website development costs	$2,434,075	$1,874,742
Computer equipment	137,514	118,476
Leasehold improvements	9,838	22,367
Furniture and fixtures	206,290	171,828
Office equipment	46,405	46,405
Domain names	30,000	30,000
Total property, equipment, software, website and intangible assets	2,864,122	2,263,818
Less: accumulated depreciation and amortization	(1,807,545)	(1,292,211)
Property, equipment, software, website and intangible assets, net	$1,056,577	$971,607

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2020 and 2019 was approximately $524,000 and $482,000, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2020 and 2019, consists of the following:

	2020	2019
Deferred loan origination fees	$1,115,067	$1,441,471
Trade accounts payable	478,712	509,443
Accrued interest expense (1)	333,900	302,490
Funded loans-in-process (2)	147,100	2,097,512
Accrued employee compensation	104,551	87,949
Other	10,477	163,251
Accounts payable and accrued expenses	$2,189,807	$4,602,116

(1)	“Accrued interest expense” includes interest related to corporate debt instruments as described in Note 7.

(2)	Certain whole loans originated by the Company in 2019 and subsequently sold to institutional buyers were purchased at the contractual loan amount, which comprises both the principal amount disbursed to borrowers prior to the loan sale and any loan-in-process principal yet to be disbursed. “Funded loans in process” represents the obligation of the Company to disburse loan-in-process funds received from institutional buyers to borrowers for the underlying loans as draws are requested and approved.

NOTE 7:	DEBT

Revolving Credit Facility

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement initially provided for revolving loans up to a maximum aggregate principal amount of $1,500,000, proceeds to be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission. Subsequent amendments to the credit agreement in 2016 and 2017 increased the aggregate commitments under the credit facility to $4,500,000.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which was capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date was November 2, 2020. The Company had the option to request and the lender may, in its sole discretion, elect to extend the maturity date. The base contractual interest rate applicable throughout the years ended December 31, 2020 and 2019, was the greater of 10.0 percent per annum and the weighted average underlying loan rate with respect to all underlying borrower loans funded under the Revolver. In the event that a loan funded using proceeds from the Revolver is not repaid in full on or before the repayment date for that loan, the contractual interest rate increases to the greater of 15.0 percent per annum or the underlying loan rate plus 3.0 percent.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In March 2020, in connection with the novel coronavirus pandemic and the related tightening of credit markets, GROUNDFLOOR’s creditor informed the Company that it would cease funding of draws on the Revolver for an undefined period of time and replace the lost financing by expanding on other existing sources of lending capital, most importantly the GROUNDFLOOR Notes program. In response, the Company developed a plan to repay the outstanding principal and accrued interest on the Revolver. The outstanding principal and accrued interest on the Revolver were repaid in full in June 2020. and no outstanding balance remains as of December 31, 2020.

As of December 31, 2020 and 2019, respectively, the Company had approximately $0 and $7,000 of available borrowings, and $0 and $10,493,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2020 and 2019, respectively the Company reflected approximately $0 and $33,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Amortization of these costs was approximately $33,000 and $24,000 for the years ended December 31, 2020 and 2019, respectively, presented as a component of “Interest expense” in the Consolidated Statements of Operations. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $0 and $112,000 at December 31, 2020 and 2019, respectively.

2019 Subordinated Convertible Notes

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3,607,000. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $401,000 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2020 and 2019, respectively, approximately $242,000 and $32,000 was amortized to interest expense in the Consolidated Statements of Operations.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $288,000 as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets. The Advances were paid in full during the year ended December 31, 2020.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In 2020, certain holders of 2019 Subordinated Convertible Notes converted their holdings into common stock or Series B preferred stock, at the discretion of the Noteholders. Additionally, as an incentive to convert, the Company granted all Noteholders a time-limited option to convert their holdings on more favorable terms than those specified in the contractual agreement. Pursuant to these terms, Noteholders converted $408,000 in principal and approximately $48,000 in accrued interest into 30,841 shares of common stock at a conversion price of $14.88, a 15% discount to the per share price of common stock at the time of conversion. Noteholders also converted $411,000 in principal and approximately $47,000 in accrued interest into 22,760 shares of Series B preferred stock at a conversion price of $16.41, a 10% discount to the offering price in the 2020 Series B Preferred Stock Offering, and into 5,528 shares of Series B preferred stock at a conversion price of $14.58, a 20% discount to the offering price in the 2020 Series B Preferred Stock Offering. Because these Noteholders converted their debt instruments to equity securities of the Company pursuant to an inducement offer, the Company also recognized an expense equal to the fair value of the securities transferred in the conversion in excess of the fair value of the securities issuable pursuant to the original conversion terms. Conversion inducement expense of approximately $42,000 is recognized in the Consolidated Statements of Operations as a component of “General and administrative”.

Principal of $2,788,000 and $3,607,000 on the 2019 Subordinated Convertible Notes, net of an unamortized discount of approximately $126,000 and $369,000, was outstanding as of December 31, 2020 and December 31, 2019, respectively. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $334,000 and $69,000 as of December 31, 2020 and December 31, 2019.

GROUNDFLOOR Notes

During the years ended December 31, 2020 and 2019, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions.

During the year ended December 31, 2019, there were 105 notes entered into with stated interest rates ranging from 3.0% to 8.0% and with terms ranging from 30 days to 12 months. During the year ended December 31, 2020, there were 116 notes entered into with stated interest rates ranging from 2.0% to 10.0% and with terms ranging from 30 days to 12 months. The principal sum of $18,978,000 and $6,840,000 remains outstanding as of December 31, 2020 and 2019, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $326,000 and $114,000 at December 31, 2020 and 2019, respectively.

Other Short-term Notes Payable

On November 8, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 6.0% per annum. The outstanding principal and accrued interest were due and payable on February 6, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 500 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $5,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full in the year ended December 31, 2020.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On December 19, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 13.5% per annum. The outstanding principal and accrued interest were due and payable on March 18, 2020, 90 days from the date of issuance. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $1,000 related to debt issuance costs, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, $2,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full in the year ended December 31, 2020.

On December 20, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $250,000. The note bears simple interest at a stated annual rate of 6.0% per annum. The outstanding principal and accrued interest are due and payable on March 19, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 250 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $250,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $500 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full in the year ended December 31, 2020.

Paycheck Protection Program

In April 2020, the Company received a loan from Suntrust Bank in the amount of $829,100 under the Paycheck Protection Program (“PPP”), established by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP is sponsored by the U.S. Small Business Administration (“SBA”), and is providing small businesses – sole proprietors, independent contractors, and, with certain industry exceptions, businesses with fewer than 500 employees – the opportunity to apply for a loan of up to $10 million to cover up to eight weeks of payroll costs, including benefits. Funds may also be used to cover interest on mortgage obligations, leases, and utilities incurred or in place before February 15, 2020. Based on current SBA guidance, PPP loans can be forgiven as long as (i) loan proceeds are used for covered expenses, (ii) full-time employee headcount is maintained during the eight-week period covered by the PPP loan, (iii) compensation for employees who earned less than $100,000 on an annualized basis in 2019 is not reduced by more than 25% during the covered period and (iv) not more than 40% of the amount forgiven may be for non-payroll costs. The Company has used the PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

NOTE 8:	STOCKHOLDERS’ Deficit

Capital Structure

Authorized Shares - As of December 31, 2020, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,700. The Company incurred offering costs of approximately $125,000 related to the 2018 Common Stock Offering.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In conjunction with the 2018 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2018, approximately $278,000 in notes principal and accrued interest were converted into 30,847 shares of common stock. In 2019, approximately $1,289,000 in notes principal and accrued interest were converted into 143,223 shares of common stock.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. As a result of the offering, the Company received gross proceeds of approximately $539,000 in exchange for the issuance of 30,794 shares of common stock.

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Series B

In July 2020, the Company launched an offering of 548,546 shares of Series B Preferred Stock at $18.23 per share (“Series B Preferred Stock Offering”). According to the terms of the offering statement, the aggregate initial offering price of the Series B Stock will not exceed $10,000,000 in any 12-month period, and the Company will not execute sales of any securities under Regulation A that aggregate more than $50,000,000 in any twelve-month period.

Since the launch of the offering, the Company has offered its Series B Stock on a continuous basis directly through the Company website, and also on the online platform utilized by SI Securities, LLC located at www.seedinvest.com, to both accredited and non-accredited investors.

As a result of the offering, the Company has as of December 31, 2020 received gross proceeds of approximately $2,912,000 in exchange for the issuance of 159,748 shares of Series B preferred stock, presented net of offering costs of $233,000 in the Consolidated Balance Sheets as a component of stockholders’ equity. Pursuant to the offering, certain holders of 2019 Subordinated Convertible Notes converted their holdings into Series B Preferred Stock as discussed in Note 7.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

After payment in full of the Series Seed preference amount, the Series B stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B original issue price of $18.23 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof.

Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $20,000,000. All outstanding shares of Series A, Series Seed, and Series B Stock shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, Series Seed, and Series B Stock, respectively, each voting as a single class.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 9:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of Plan of 400,000 shares of common stock for issuance under the Plan. Of these shares, 29,821 shares are available for future stock option grants as of December 31, 2020.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2020 and 2019.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2020	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0	50.0%
Risk-free interest rate	1.52%	0.34 - 1.40%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$11.28	$8.35

For the Year Ended December 31, 2019	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	1.9%	2.1%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$9.77	$7.54

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following summarizes the stock option activity for the years ended December 31, 2020 and 2019:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2018	319,925	$4.40
Exercised	(7,937)	2.19
Terminated	(50,030)	5.52
Granted	62,250	15.00
Outstanding as of December 31, 2019	324,208	$6.25
Exercised	(1,568)	2.48
Terminated	(53,608)	11.70
Granted	101,147	17.50
Outstanding as of December 31, 2020	370,179	8.55	6.9	3,312,000
Exercisable as of December 31, 2020	237,811	5.26	5.8	2,910,000
Expected to vest after December 31, 2020	132,368	14.46	8.8	402,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2020:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	64,000	3.0	64,000
1.87	36,000	4.6	36,000
2.40	69,692	6.3	64,487
3.99	10,000	3.8	10,000
10.00	28,725	7.5	13,420
12.00	33,501	8.0	9,695
15.00	34,073	8.6	2,983
17.50	94,188	9.8	37,226
	370,179		237,811

As of December 31, 2020, there was approximately $723,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.9 years. The total intrinsic value of stock option awards exercised was approximately $24,000 during the fiscal year ended December 31, 2020.

The Company recorded approximately $59,000 and $3,000 in non-employee and $475,000 and $176,000 in employee share-based compensation expense during 2020 and 2019, respectively.

Warrants

The Company issued 10,550 warrants during the year ended December 31, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 or $15.00 with a contractual term of ten years. The estimated fair value of the warrants was approximately $140,000 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.5%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $13.27 per warrant.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

During the years ended December 31, 2020 and 2019, respectively, 0 and 9,800 warrants were issued in connection with the 2017 Note. These warrants were measured at fair value and recorded as a discount to “Long-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to expense over the remaining term of the 2017 Note. Upon full repayment and retirement of the 2017 Note in 2019, any unamortized discount at the time of repayment was amortized. The Company recognized expense of approximately $223,000 related to amortization of the 2017 Note warrant discount for the year ended December 31, 2019, as a component of “General and administrative” in the Consolidated Statements of Operations.

The remaining 750 warrants issued in 2019 were issued were issued in conjunction with the issuance of short-term notes payable in November and December 2019. These warrants have been measured at fair value and recorded as a discount to “Short-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to interest expense over the remaining term of the corresponding notes. The Company recognized expense of approximately $4,000 related to amortization of these warrant discounts for the year ended December 31, 2020.

None of the outstanding warrants have been exercised as of December 31, 2020.

NOTE 10:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2020 and 2019, are as follows:

	2020	2019
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$6,156,000	$5,141,000
Accrued expenses	27,000	23,000
Share-based compensation	142,000	141,000
Accrued interest	130,000	203,000
Research and development credit	152,000	25,000
Depreciation and amortization	31,000	(37,000)
Valuation allowance	(6,638,000)	(5,496,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $1,142,000 and $832,000, respectively, during the years ended December 31, 2020 and 2019.

As of December 31, 2020, the Company has federal and state net operating loss carryforwards of approximately $24,480,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. In general, a corporation’s ability to utilize its NOL and research and development credit carryforwards may be substantially limited due to the ownership change limitations as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), as well as similar state provisions. The federal and state Section 382 and 383 limitations may limit the use of a portion of the Company’s domestic NOL and tax credit carryforwards. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2020 and 2019 as follows:

	2020		2019
	Amount	% of Pre- Tax Earnings	Amount	% of Pre- Tax Earnings
Income tax expense (benefit) at statutory rate	$(1,005,000)	(21.0)%	$(806,000)	(21.0)%
State taxes (net of federal benefit)	(222,000)	(4.6)%	(161,000)	(4.6)%
Non-deductible expenses	497,000	10.4%	135,000	(0.6)%
True-up adjustment for deferred items	(412,000)	(6.6)%	-	-%
Change in valuation allowance	958,000	21.8%	832,000	26.2%
Provision for income tax expense	$-	0.0%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2020 and 2019, the Company had no accrual related to uncertain tax positions.

NOTE 11:	RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company issued a short-term note in November 2019 to ISB Development Corp., an entity owned and operated by a director of the Company, for a principal sum of $500,000. The short-term note and accrued interest thereon were repaid in full in 2020. See Note 7, under the heading “Other short-term notes payable,” for further discussion and disclosure related to the related party note.

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. In September 2020, the terms were again amended to retroactively change the interest rate to 10% per annum and to require monthly interest payments. As of December 31, 2020 and 2019, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $404,000 and $417,000, respectively.

Employee Loan

In November 2020, an employee of the Company was extended a loan in the amount of $30,000, bearing interest at a rate of 1% per annum. The loan matures on October 31, 2021. As of December 31, 2020, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of approximately $30,000.

NOTE 12:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018. Additionally, the company amended the lease to acquire approximately 4,000 sq ft of new office space within the current building. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was approximately $309,000 and $248,000 as a component of “General and administrative” in the Consolidated Statements of Operations for the years ended December 31, 2020 and 2019, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2020, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2021	$387,505
2022	432,710
2023	445,679
2024	151,754
2025	-
$1,417,648

The Company is subject to legal proceedings which arise in the ordinary course of business.  In the opinion of the Company, the resolution of these matters will not have a material adverse impact on the Company’s consolidated financial position or results of operations.

NOTE 13:	SUBSEQUENT EVENTS

In January 2021, the Company submitted an application for 100% loan forgiveness related to the loan received in 2020 through the Paycheck Protection Program. The application is pending as of the date of issuance of these financial statements.

As discussed in Note 7, in July 2020 the Company commenced an offering of Series B Stock on an online platform utilized by SI Securities, LLC, located at www.seedinvest.com, to both accredited and non-accredited investors. That offering extended into 2021 and continues to accept new investments as of the issuance date of these financial statements. Pursuant to that offering, from January 1, 2021 through the issuance date of these financial statements, the Company has received gross proceeds of approximately $701,000, net of issuance costs of approximately $56,000, in exchange for the issuance of 38,429 shares of Series B Stock.

Summary Financial Information

The following information updates and replaces the information in the section titled “Summary Financial Information” beginning on page [10] of the Offering Circular:

The unaudited condensed statements of operations data set forth below with respect to the twelve months ended December 31, 2020 and December 31, 2019 are derived from, and are qualified by reference to, the unaudited condensed consolidated financial statements included in this Offering Circular and should be read in conjunction with those unaudited condensed consolidated financial statements and notes thereto.

	Twelve Months Ended December 31,
	2020	2019
Non-interest revenue:
Origination fees	$2,548,305	$2,748,150
Loan servicing revenue	1,348,332	1,964,284
Total non-interest revenue	3,896,637	4,712,434
Net interest income:
Interest income	7,597,436	6,323,801
Interest expense	(6,042,535)	(4,633,122)
Net interest income	1,554,901	1,690,679
Net revenue	5,451,538	6,403,113
Cost of revenue	(611,436)	(779,756)
Gross profit	4,840,102	5,623,357
Operating expenses:
General and administrative	3,006,854	2,514,202
Sales and customer support	2,457,720	2,939,149
Development	1,205,399	1,125,071
Regulatory	353,103	208,874
Marketing and promotions	1,453,840	1,515,558
Total operating expenses	8,476,916	8,302,854
Loss from operations	(3,636,814)	(2,679,497)
Interest expense on corporate debt instruments	1,149,819	1,157,769
Net loss	$(4,786,633)	$(3,837,266)

In Groundfloor’s audited consolidated financial statements for the year ended December 31, 2020, our auditors expressed in their opinion substantial doubt about our ability to continue as a going concern. Since Groundfloor’s inception, Groundfloor has financed its operations through debt and equity financings. Groundfloor intends to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

*          *          *

CAPITALIZATION

The following tables reflect Groundfloor’s capitalization as of December 31, 2020 (audited) and December 31, 2019 (audited). The tables are not adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancings or the subsequent closings of any financings.

The historical data in the tables is derived from and should be read in conjunction with Groundfloor’s consolidated financial statements included in this Offering Circular. You should also read this table in conjunction with the section entitled “Management Discussion and Analysis.”

	Amounts Outstanding as of December 31, 2020	Amounts Outstanding as of December 31, 2019
Stockholders’ Deficit:
Common stock, no par value	$11,596,087	$10,564,771
Preferred stock, no par value	10,716,618	7,571,526
Additional paid-in capital	2,336,551	1,802,895
Less: Stock subscription receivable	(560)	(560)
Accumulated deficit	(26,254,407)	(21,467,774)
Total stockholders’ deficit	$(1,605,711)	$(1,529,142)

PART III — EXHIBITS

Exhibit Index

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
1.1	Agreement dated February 14, 2020, by and between Groundfloor Finance Inc. and SI Securities, LLC		1-A	024-11188	1.1	April 3, 2020

2.1	Form of Groundfloor Finance Inc. Third Amended and Restated Articles of Incorporation		1-A/A	024-11188	2.1	June 8, 2020

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Preferred Stock Voting Agreement		1-A/A	024-10758	3.2	February 7, 2018

3.3	Common Stock Voting Agreement		1-A/A	024-10758	3.3	February 7, 2018

3.4	Common Stock Subscription Agreement		1-A/A	024-10758	3.4	February 7, 2018

4.1	Form of Series B Stock Subscription Agreement		1-A/A	024-11188	4.1	June 8, 2020

4.2	Form of Series B Stock Investors’ Rights Agreement		1-A/A	024-11188	4.2	June 8, 2020

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.11	February 7, 2018

6.12	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.12	February 7, 2018

6.13	Amended and Restated Credit Agreement, dated April 4, 2018 by and among Groundfloor Holdings GA, LLC and ACM Alamosa DA LLC		1-A/A	024-11188	6.13	June 15, 2020

8.1	Escrow Agreement by and among Groundfloor Finance Inc., SI Securities, LLC, and The Bryn Mawr Trust Company of Delaware		1-A/A	024-11188	8.1	June 8, 2020

10.1	Power of attorney		1-A/A	024-11188	10.1	June 15, 2020

11.1	Consent of Cherry Bekaert LLP		1-A POS	024-10753	11.1	May 25, 2021

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 3, 2021.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2021
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 3, 2021
Nick Bhargava

*	Director	June 3, 2021
Sergei Kouzmine

*	Director	June 3, 2021
Bruce Boehm

*	Director	June 3, 2021
Michael Olander Jr.

*	Director	June 3, 2021
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact